SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material Under Rule 14a-12

PVH CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT

MAY 5, 2017

PVH CORP.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date, Time and Location:

Date:
Thursday, June 15, 2017

Time:
8:45 a.m. Eastern Daylight Savings Time

Place:
The Graduate Center
City University of New York
365 Fifth Avenue
Elebash Recital Hall
Main Level
New York, New York 10016

Purposes:

1-
Vote on the election of 12 nominees for director to serve a one-year term

2-
Advisory vote on a resolution to approve our executive compensation

3-
Advisory vote on a resolution regarding the frequency of future advisory votes on our executive compensation

4-
Vote to ratify the appointment of auditors to serve for the current fiscal year

5-
Transact other business that may properly come before the meeting

Who Can Attend:

*
Holders of record as of the record date of the Company’s Common Stock or their proxies

*
Beneficial owners having evidence of ownership

*
Invited guests of the Company

Who Can Vote:

*
Stockholders of record at the close of business on April 20, 2017 only

If you hold stock through a bank or broker, a copy of an account statement from your bank or broker as of the record date will suffice as evidence of ownership. Attendees also must present a picture ID to be admitted.
You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.
By order of the Board of Directors,
Mark D. Fischer
Secretary
New York, New York
May 5, 2017

PVH CORP.
PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.
Annual Meeting of Stockholders

Date
*
Thursday, June 15, 2017

Time
*
8:45 a.m., Eastern Daylight Savings Time

Place
*
The Graduate Center — City University of New York
365 Fifth Avenue
Elebash Recital Hall
Main Level
New York, New York

Record Date
*
April 20, 2017

Voting
*
Stockholders as of the record date are entitled to vote.

*
Each share of our Common Stock is entitled to one vote.

Admission
*
Attendance at the meeting will be limited to holders of record as of the record date of our Common Stock or their proxies, beneficial owners having evidence of ownership and guests of the Company.

*
If you hold stock through a bank or broker, a copy of an account statement as of the record date will suffice as evidence of ownership.

*
Attendees must present a picture ID.

Voting Matters and Vote Recommendation

See “Voting Information” for more information
Matter	Board Vote Recommendation	Required Vote	Broker Discretionary Vote Allowed
Election of directors	FOR Each Director Nominee	Majority of votes cast	No
Advisory vote on executive compensation	FOR	Majority of shares present and entitled to vote on this matter	No
Frequency of future advisory votes on executive compensation	ANNUAL (ONE YEAR)	Plurality of votes cast	No
Ratification of Ernst & Young LLP as our independent auditor for fiscal year 2017	FOR	Majority of shares present and entitled to vote on this matter	Yes

Director Election

See “Election of Directors” for more information.
The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.
Name	Age	Director Since (Years Tenure)	Principal Occupation	Independent	Committee Memberships				Other Public Company Boards
					AC	CC	CR	NC
Mary Baglivo	59	2007 (10)	Chief Marketing Officer/VP Global Marketing, Northwestern University	✓		✓	✓		1
Brent Callinicos	51	2014 (3)	Chief Operating Officer and Chief Financial Officer, Hyperloop One	✓			✓		1
Emanuel Chirico	59	2005 (12)	Chief Executive Officer, PVH Corp.						1
Juan R. Figuereo	61	2011 (6)	Executive Vice President and Chief Financial Officer, Revlon, Inc.	✓	✓C				0
Joseph B. Fuller	60	1991 (26)	Professor of Management Practice, Harvard Business School; Founder, Joseph Fuller LLC	✓				✓C	0
V. James Marino	66	2007 (10)	Retired Chief Executive Officer, Alberto-Culver Company	✓	✓				1
G. Penny McIntyre	55	2015 (2)	Former Chief Executive Officer, Sunrise Senior Living, LLC	✓			✓C		0
Amy McPherson	55	2017 (0)	President and Managing Director, Europe, Marriott International, Inc.	✓	✓				0
Henry Nasella	70	2003 (14)	Partner and Co-Founder, LNK Partners	✓P		✓C		✓	0
Edward R. Rosenfeld	41	2014 (3)	Chief Executive Officer, Steven Madden, Ltd.	✓	✓				1
Craig Rydin	65	2006 (11)	Operating Partner, LNK Partners; Former Chairman of the Board of Directors, Yankee Holding Corp.; Former Non-Executive Chairman, The Yankee Candle Company, Inc.	✓		✓		✓	1
Amanda Sourry (Judith Amanda Sourry Knox)	53	2016 (0)	President, Global Foods Category, Unilever plc	✓		✓			0
Key:	AC Audit & Risk Management Committee CC Compensation Committee CR Corporate Responsibility Committee	NC Nominating, Governance & Management Development Committee C Committee Chair P Presiding Director
Tenure of Independent Directors	Number of Years
Average Tenure	7.7
Median Tenure	6
Age of Independent Directors	Number of Years
Average Age	57.8
Median Age	59

Distribution of Independent Director Tenure	Number of Directors
0 – 5 Years	5
6 – 10 Years	3
> 10 Years	3
Age Distribution of Independent Directors	Number of Directors
40 – 44	1
45 – 49	0
50 – 54	2
55 – 59	3
60 – 64	2
65 – 69	2
70+	1

Each director nominee is a current director. All directors who were directors during 2016 attended at least 75% of the aggregate of all meetings of the Board and each committee on which he or she sits, or, in the case of Ms. Sourry, who was not a director for the entire year, 75% of the meetings held during the period in which she served as a director.

Executive Compensation Matters

See “Compensation Discussion and Analysis,” “Executive Compensation” and “Advisory Vote on Executive Compensation” for more information.
Business Highlights
We posted strong underlying financial results in 2016, with our sales and earnings results exceeding our guidance, as well as consensus estimates.
*
Earnings per share was $6.79 ($6.801 on a non-GAAP basis), both of which include a $1.65 negative impact related to foreign currency exchange rates.

*
Revenue was $8.2 billion, a 2% increase (4%1 on a constant currency basis) over 2015. The revenue increase included:

•
A 7% revenue increase (9%1 on a constant currency basis) in our Calvin Klein business, driven by continued significant growth in Europe, China and the North America wholesale business.

•
A 4% increase (5%1 on a constant currency basis) in the Tommy Hilfiger business, driven by strong growth throughout Europe and the inclusion of the revenue of the China business after completion of our acquisition in April 2016 from our joint venture partners of the interests that we did not previously own.

•
A 10% decrease in our Heritage Brands business driven by rationalization initiatives in the business, partially offset by a 7% increase in comparable store sales.

*
Earnings before interest and taxes increased to $789 million ($794 million1 on a non-GAAP basis) from $761 million ($842 million1 on a non-GAAP basis) in 2015.

*
Our gross margins expanded significantly despite the downward pressures caused by foreign currency exchange rates, particularly the transactional impact that occurs during times of a strengthening United States dollar, as the increased local currency value of inventory (which is purchased in U.S. dollars) results in higher cost of goods sold in local currency when the goods are sold.

Executive Compensation Advisory Vote
The Board of Directors recommends that stockholders approve, on an advisory basis, the compensation paid to our Named Executive Officers (who are identified on page 19 and we sometimes refer to herein as “NEOs”), as described in this Proxy Statement for these reasons:
Pay for Performance
Our compensation program is a pay-for-performance model based upon the philosophy that we should incentivize our executive officers to improve our financial performance, profitably grow our businesses and increase stockholder value, and reward them only if they attain these objectives. As such, the bulk of each Named Executive Officer’s compensation package consists of short-term and long-term incentive awards that pay out only if we achieve specific financial and strategic targets and equity awards that are linked to increases in stock value over time, anchored by a competitive base salary. Our strategic targets include advancing our corporate responsibility commitments to our associates, the workers in our supply chain, and the communities where we live and work, as we firmly believe that our corporate responsibility efforts help strengthen our organization and improve our performance by managing risk, maximizing efficiencies and driving value.
We believe that our compensation results and award status demonstrate that our pay for performance model works. Our strong financial performance for 2016 resulted in annual bonus payouts for all NEOs above target levels and generally at maximum levels. However, weaker long-term results are showing the opposite result on the performance share unit awards we have granted, as an award with a performance cycle that ended during the first quarter of 2016 did not pay out and the two outstanding awards with performance cycles ending in 2018 and 2019, respectively, were below threshold levels as of the end of 2016.
Best Practices in Executive Compensation
Our executive officer compensation program is designed to attract, motivate, and retain key executives and align their compensation with the long-term interests of stockholders. We achieve our objectives through:
*
Compensation packages that:

•
Are subject to a large degree on our performance and the performance of our Common Stock and emphasize long-term components.

1
The reconciliations to GAAP amounts appear on Exhibit A.

•
Include performance targets that are rigorous but do not encourage excessive risk.

•
Use different financial measures for long- and short-term performance-based awards.

•
Include a limit on the maximum amount that an executive officer can receive as a payout for each incentive award.

*
Governance practices that include the following:

•
We use a non-aspirational peer group. We rank in the middle of the group by revenue and the companies are in the same or related businesses as we.

•
We do not reprice stock options, grant make-up awards, make awards subject to multiple independent goals or engage in other practices that have the effect of eliminating or decreasing performance incentives.

•
All of our incentive compensation plans include clawback provisions.

•
Our Chief Executive Officer is required to hold Common Stock with a value equal to six times his base salary and our other executive officers must hold Common Stock with a value equal to their base salaries. Executive officers must hold 50% of their after-tax shares received upon the vesting or exercise of equity awards until they satisfy their guideline.

•
We prohibit executive officers from pledging shares and hedging their ownership of our Common Stock.

•
Change in control arrangements are “double trigger.”

•
Equity awards are “double trigger” after a change in control.2

•
Our compensation program does not rely on significant pension or welfare benefits or perquisites.

•
No employment agreement provides for tax gross-ups or includes long-term compensation in the calculation of the amount of severance payable.

Frequency of Executive Compensation Vote

See “Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation” for more information.
The Board of Directors recommends an annual vote with respect to the frequency of future stockholder advisory votes on executive compensation. The vote is advisory and is not binding on the Board.
The Board adopted the Compensation Committee’s recommendation that an advisory vote on executive compensation that occurs every year is the most appropriate policy for us at this time. The Board believes that such a vote provides a clear and simple means for stockholders to provide direct feedback regarding our compensation philosophy, policies and practices, which are disclosed in the proxy statement, and is consistent with our practice of receiving input from, and engaging in discussions with, investors and other interested parties on our executive compensation program (and other corporate governance matters).
Auditors

See “Ratification of the Appointment of Auditor” for more information.
The Board recommends that stockholders ratify the selection of Ernst & Young LLP as our independent auditor.
	Ernst & Young LLP Fees
	2016	2015
Audit fees	$5,944,000	$5,710,000
Audit-related fees	72,400	33,000
Tax fees	1,903,000	2,711,000
All other fees	121,300	13,000
	$8,040,700	$8,467,000

2
Beginning with awards granted after 2013.

Voting; Stockholder Proposals

The proxies designated by the Board of Directors will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2018 Annual Meeting but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us on or before March 21, 2018 and certain other conditions of the applicable rules of the Securities and Exchange Commission (which we refer to as the “SEC”) are satisfied.
Stockholder proposals submitted for inclusion in the proxy statement for our 2018 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act (which we refer to as the “Exchange Act”) must be received by us by January 5, 2018.

PVH CORP.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PVH CORP. to be used at the Annual Meeting of Stockholders, which will be held at The Graduate Center — City University of New York, 365 Fifth Avenue, Elebash Recital Hall, Main Level, New York, New York, on Thursday, June 15, 2017, at 8:45 a.m., Eastern Daylight Savings Time, and at any adjournments thereof.
Our principal executive offices are located at 200 Madison Avenue, New York, New York 10016-3903. The approximate date on which this Proxy Statement and the enclosed proxy card were first sent or given to stockholders was May 5, 2017.
Disclosures in this Proxy Statement generally pertain to matters related to our most recently completed fiscal year, which ended on January 29, 2017. References herein to “2016” and other years refer to fiscal years, which are designated by the calendar year in which they commence.
“Green” Initiative

As part of our Corporate Responsibility programs, we are advancing “green” practices to our external communications with investors. Instead of receiving future copies of our Annual Reports to Stockholders and proxy statements by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will give you faster delivery of the documents, save us the cost of printing and mailing, and enable us to lessen our environmental impact by allowing us to print and mail fewer copies of these materials.
You may enroll in our electronic proxy delivery service at any time by going directly to www.proxyconsent.com/pvh and following the enrollment instructions. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information in the proxy materials provided to you by your bank or broker regarding the availability of this service.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2017
Our Annual Report to Stockholders for our fiscal year ended January 29, 2017, this Proxy Statement and all other proxy materials are available at www.pvhannualmeetingmaterials.com.
VOTING INFORMATION
Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Beneficial owners of our Common Stock who are not holders of record should contact their bank, brokerage firm or other custodian, nominee or fiduciary if they wish to revoke their proxy. Shares represented by proxies will be voted at the meeting unless revoked. The shares represented by the proxies solicited by the Board of Directors will be voted in accordance with the directions given therein unless revoked. Shares will be voted FOR the election of all of the nominees for director with respect to item 1 of the attached Notice of Annual Meeting of Stockholders, FOR the proposals set forth in items 2 and 4 of the Notice and FOR future advisory votes on executive compensation to take place ANNUALLY with respect to item 3 of the Notice, if no directions are given in a valid proxy.
Stockholders vote by casting ballots (in person or by proxy), which are tabulated by the inspector of election. Abstentions and broker “non votes” are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors, as they are not considered to be votes cast in the election and directors are elected by a majority of the votes cast. Abstentions also will have no effect on the resolution regarding the frequency of future advisory votes on our executive compensation because (i) there are four voting choices, meaning that no one option may receive a majority of the votes and (ii) the vote is only advisory, so the frequency choice that receives the most votes does not need to be implemented. Broker “non votes” are not counted in the tabulations of the votes cast on proposals presented to stockholders because they are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker non vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Banks, brokers and other nominees have discretionary voting power only with respect to the ratification of the appointment of our auditor, as this is the only proposal considered to be a “routine” matter under New York Stock Exchange rules. We encourage all beneficial owners to vote their shares because banks, brokers and other nominees cannot vote on the other matters.
Common stockholders of record at the close of business on April 20, 2017, the record date set by the Board of Directors for the meeting, will be entitled to one vote for each share of our Common Stock then held. As of the record date, there were 78,005,443 shares of Common Stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
5% Stockholders

The following table presents certain information with respect to the persons who are known by us to be the beneficial owners of more than five percent of our Common Stock as of the record date for the meeting.
The persons listed below have advised us that they have sole voting and investment power with respect to the shares listed as owned by them, except as otherwise indicated.
Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
The Vanguard Group, Inc.1 100 Vanguard Blvd. Malvern, PA 19355	7,968,965	10.2
BlackRock, Inc.2 55 East 52nd Street New York, NY 10055	4,937,911	6.3
FMR LLC3 245 Summer Street Boston, MA 02210	4,135,023	5.3

1
The Vanguard Group, Inc. (which we refer to as “Vanguard”), an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(E), may be deemed to be the beneficial owner of 7,968,965 shares of our Common Stock, including 126,188 shares with respect to which it has sole voting power, 13,982 shares with respect to which it has shared voting power, 7,828,294 shares of which it has sole dispositive power and 140,671 shares of which it has shared dispositive power. These amounts include the beneficial ownership by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, of 103,489 shares as a result of its serving as investment manager of collective trust accounts and the beneficial ownership by Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, of 59,881 shares as a result of its serving as investment manager of Australian investment offerings. Information (other than percentage ownership) reported on the table and in this footnote is as of January 31, 2017 and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by Vanguard on February 10, 2017 with the SEC.

2
BlackRock, Inc., a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), may be deemed to be the beneficial owner of 4,937,911 shares of Common Stock, including 4,219,136 shares with respect to which it has sole voting power and as to all 4,937,911 of which it has sole dispositive power. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2016 and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by BlackRock, Inc. on January 25, 2017 with the SEC.

3
FMR LLC, a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)G), is the beneficial owner of 4,135,023 shares of our Common Stock, including 154,099 shares with respect to which it has sole voting power and as to all 4,135,023 of which it has sole dispositive power. Abigail P. Johnson, a Director of FMR LLC and the Chairman and the Chief Executive Officer of FMR LLC, has the sole power to dispose of these 4,135,023 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The above ownership reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). The following entities own shares included in the above ownership: Fidelity Institutional Asset Management Trust Company, a bank as defined in Section 3(a)(6) of the Exchange Act; FIDELITY MANAGEMENT TRUST COMPANY, a bank as defined in Section 3(a)(6) of the Exchange Act; FMR CO., INC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940; and STRATEGIC ADVISERS, INC., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The above ownership does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998). Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2016 and is based on the Statement of Beneficial Ownership on Schedule 13G filed by FMR LLC on February 14, 2017 with the SEC.

Directors, Nominees for Director and Executive Officers

The following table presents certain information with respect to the number of shares of our Common Stock beneficially owned as of the record date by the following persons:
*
Each of our directors

*
Each of the nominees for director

*
Our Named Executive Officers

*
Our directors, the nominees for director and our executive officers, as a group

Each of our directors who have been on the Board for at least one year owns shares, as do each of our executive officers. Each of the persons named below has sole voting and investment power with respect to the shares listed as owned by him or her except as otherwise indicated below.
	Amount Beneficially Owned1	Percent of Class
Mary Baglivo	12,030	*
Brent Callinicos	3,857	*
Emanuel Chirico	733,153	*
Francis K. Duane	54,497	*
Juan R. Figuereo	8,592	*
Joseph B. Fuller	42,707	*
Daniel Grieder	27,938	*
V. James Marino	19,767	*
G. Penny McIntyre	3,693	*
Amy McPherson	0	*
Henry Nasella	39,7672	*
Edward R. Rosenfeld	4,857	*
Craig Rydin	18,603	*
Michael A. Shaffer	97,961	*
Steven B. Shiffman	35,683	*
Amanda Sourry	0	*
All directors, nominees for director and executive officers as a group (18 people)	1,192,202	1.5

*
Less than 1% of class.

1
The figures in the table are based upon information furnished to us by our directors, nominees for director and executive officers and upon our records. The figures include the shares held for the benefit of our executive officers in a trust for the PVH Stock Fund. The PVH Stock Fund is one of the investment options under our Associates Investment Plan, which is a defined contribution plan (a so-called “401(k)” plan) under the Employee Retirement Income Security Act of 1974, as amended. We refer to the Associates Investment Plan as the “AIP.” Participants in the AIP who make investments in the PVH Stock Fund may direct the vote of shares of Common Stock held for their benefit in the trust for the PVH Stock Fund.

As of the record date, the following persons have the right to cast votes equal to the following number of shares held in the trust for the PVH Stock Fund (which have been rounded to the nearest full share): Emanuel Chirico, 9,344 shares; Francis K. Duane, 1,717 shares; Michael A. Shaffer, 6,704 shares; Steven B. Shiffman, 1,933 shares; and all of our directors, nominees for director and executive officers as a group, 20,399 shares.
The Trustee of the trust for the PVH Stock Fund has the right to vote shares in the trust that are unvoted as of two days prior to the meeting in the same proportion as the vote by all other participants in the AIP who have cast votes with respect to their investment in the Fund. The committee that administers the AIP makes all decisions regarding the disposition of Common Stock held in the trust for the Fund, other than the limited right of a participant to receive a distribution of shares held for his or her benefit. As such, the committee may be deemed to be a beneficial owner of the Common Stock held in the trust. Mr. Shaffer and an executive officer who is not an NEO are members of that committee. The figures in the table do not include shares in the trust for the Fund, other than those applicable to Mr. Shaffer’s and the other executive officer’s investment in the Fund, to the extent that, as members of the committee, they may be deemed to have beneficial ownership of the shares held in the trust. There were 443,998 shares of Common Stock (0.6% of the outstanding shares) held in the trust as of the record date.
The table also includes the following shares which each of the individuals and the group listed on the table have the right to acquire within 60 days of the record date upon the exercise of stock options granted to them: Emanuel Chirico, 633,225 shares; Francis K. Duane, 48,025 shares; Daniel Grieder, 26,150 shares; Michael A. Shaffer, 80,675 shares; Steven B. Shiffman, 30,500 shares; and all of our directors, nominees for director and executive officers as a group, 875,875 shares.
The table also includes the following shares of Common Stock that are subject to restricted stock unit awards made to the individuals and as a group, the restrictions on which will lapse within 60 days of the record date: Mary Baglivo, 1,500 shares; Brent Callinicos, 1,500 shares; V. James Marino, 1,500 shares; Michael A. Shaffer, 242 shares; and all of our directors, nominees for director and executive officers as a group, 4,742 shares.
The table also includes the following shares of Common Stock that are subject to time-vested restricted stock unit awards made to directors with respect to which the named directors have deferred vesting and receipt, principally (but not exclusively) until the date on which the director separates from service as a director (and to a date not within 60 days of the record date): Juan R. Figuereo, 3,816 shares; Joseph B. Fuller, 19,767 shares; G. Penny McIntyre, 2,693 shares; Henry Nasella, 19,767 shares; Edward R. Rosenfeld, 3,857 shares; Craig Rydin, 9,715 shares; and all of our directors, nominees for director and executive officers as a group, 59,615 shares.
2
Includes 20,000 shares held by a family limited liability company.

ELECTION OF DIRECTORS
Directors

Our Board of Directors has established 12 as the number of directors constituting the entire Board. All nominees elected as directors at the meeting will serve for a term of one year or until their successors are elected and qualified. All of the nominees were elected directors at last year’s Annual Meeting of Stockholders, except for Ms. McPherson and Ms. Sourry, both of whom joined the Board after the meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.
The election of directors requires the affirmative vote of a majority of the votes cast at the meeting. In determining whether a director nominee has received the requisite vote for election, abstentions and broker non votes will have no effect. Our Corporate Governance Guidelines provide that (i) a director who fails to be re-elected as a result of not obtaining a majority vote of stockholders must offer a letter of resignation for the Board of Directors’ consideration; (ii) the Board’s Nominating, Governance & Management Development Committee must make a recommendation to the full Board on whether to accept or reject the resignation, or whether other action should be taken; and (iii) the Board must act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Our Corporate Governance Guidelines also provide that (x) the Committee and Board may consider any factors and information that they consider appropriate and relevant in making their respective decisions; and (y) the director who tenders his or her resignation cannot participate in the decisions.
The Board of Directors recommends a vote FOR the election of the 12 nominees named below. Proxies received in response to this solicitation will be voted FOR the election of the nominees unless otherwise specified in a proxy.
Name	Principal Occupation	Age	Year Became a Director
Mary Baglivo	Chief Marketing Officer/VP Global Marketing, Northwestern University	59	2007
Brent Callinicos	Chief Operating Officer and Chief Financial Officer, Hyperloop One, a high-speed transportation company	51	2014
Emanuel Chirico	Chief Executive Officer, PVH Corp.	59	2005
Juan R. Figuereo	Executive Vice President and Chief Financial Officer, Revlon, Inc., a global cosmetics, hair color, hair care and hair treatments, beauty tools, men’s grooming products, anti-perspirant deodorants, fragrances, skincare, and other beauty care products company	61	2011
Joseph B. Fuller	Professor of Management Practice, Harvard Business School; Founder, Joseph Fuller LLC, a business consulting firm	60	1991
V. James Marino	Retired Chief Executive Officer, Alberto-Culver Company, a personal care products company	66	2007
G. Penny McIntyre	Former Chief Executive Officer, Sunrise Senior Living, LLC, a provider of senior living facilities	55	2015
Amy McPherson	President and Managing Director, Europe, Marriott International, Inc., the world’s largest hotel company	55	2017
Henry Nasella	Partner and Co-Founder, LNK Partners, a private equity investment firm	70	2003
Edward R. Rosenfeld	Chief Executive Officer, Steven Madden, Ltd., a designer and marketer of fashion footwear and accessories	41	2014
Craig Rydin	Operating Partner, LNK Partners, a private equity investment firm; Former Chairman of the Board of Directors, Yankee Holding Corp.; Former Non-Executive Chairman, The Yankee Candle Company, Inc., a designer, manufacturer and branded marketer of premium scented candles	65	2006
Amanda Sourry	President, Global Foods Category, Unilever plc, a personal care, foods, refreshment and home care consumer products company	53	2016

Additional Information
Director Tenure and Age
The average tenure of our 11 independent directors is 7.7 years and the median tenure is six years. Five of our independent directors have served for five years or less; three have served for six to ten years and three have served for more than ten years. The average age of our independent directors is 57.8 years and the median age is 59 years. Three of our independent directors are younger than 55; three are between 55 and 59; four are in their 60s and one is 70.
Other Public Company Directorships
Several of our directors also currently serve as directors of other public companies:
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Ms. Baglivo is a director of Host Hotels & Resorts, L.P.

*
Mr. Callinicos is a director of Baidu, Inc.

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Mr. Chirico is a director of Dick’s Sporting Goods, Inc.

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Mr. Marino is a director of Office Depot, Inc.

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Mr. Rosenfeld is a director of Steven Madden, Ltd.

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Mr. Rydin is a director of The Priceline Group, Inc.

Several of our directors held directorships at other public companies during the last five years:
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Mr. Marino served at OfficeMax Incorporated from 2011 to 2013 (when it merged into Office Depot, Inc.).

*
Mr. Rydin served at Yankee Holding Corp. from 2001 to 2013.

Other Employment Information
Each of our directors has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, except:
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Ms. Baglivo was Chairman and Chief Executive Officer of the Americas, Saatchi & Saatchi Worldwide, an advertising agency, from January 2008 to August 2012 and Chairman and Chief Executive Officer of Latin America and Multicultural at Saatchi & Saatchi from August 2012 to March 2013.

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Mr. Callinicos was an adviser at Uber Technologies Inc., an on-demand car service company, from March 2015 to September 2016 and its Chief Financial Officer from September 2013 to March 2015, Vice President, Treasurer and Chief Accounting Officer of Google Inc., a global technology leader, from 2012 to September 2013 and Vice President and Treasurer of Google from 2007 to 2012.

*
Mr. Figuereo was Executive Vice President and Chief Financial Officer of NII Holdings, Inc., a provider of differentiated mobile communications in Latin America, from October 2012 to October 20153 and Executive Vice President and Chief Financial Officer of Newell Rubbermaid, Inc., a consumer and commercial products company, from December 2009 to August 2012.

*
Mr. Fuller was Founder, Director and Vice-Chairman of Monitor Company LP, an international management consulting firm, from 1983 to 20124.

*
Ms. McIntyre was Chief Executive Officer of Sunrise Senior Living, LLC from November 2013 to May 2014, President of the Consumer Group of Newell RubberMaid Inc., a consumer and commercial products company, from November 2011 through November 2012, and Group President of Newell RubberMaid’s Office Products Group, from June 2009 through November 2012.

*
Ms. Sourry was Executive Vice President, Global Hair of Unilever plc from 2014 to 2015 and its Executive Vice President, U.K. and Ireland from 2010 to 2014.

Independence of Our Directors
The Board of Directors has determined the independence (or lack thereof) of each of the directors and nominees for director and concluded that a majority of our directors — 11 of 12 (92%) — are independent, as required under the rules of the New York Stock Exchange, on which exchange our Common Stock is listed for trading. Specifically, the Board determined that Mr. Chirico, as an executive of the Company, is not independent, and that Ms. Baglivo, Ms. McIntyre, Ms. McPherson, Ms. Sourry and each of Messrs. Callinicos, Figuereo, Fuller, Marino, Nasella, Rosenfeld and Rydin are independent under Section 303A.02 of the New York Stock Exchange rules.

3
On September 15, 2014, NII Holdings, Inc. filed for bankruptcy protection in New York, New York.

4
On January 11, 2013, Deloitte Consulting LLP acquired all of the business of Monitor Company pursuant to an agreement entered into on November 7, 2012. To help facilitate the acquisition, Monitor Company filed for bankruptcy protection on November 7, 2012 in Wilmington, Delaware and the sale was accomplished by means of a bankruptcy court-approved sale under the U.S. Bankruptcy Code.

In making these independence determinations, the Board of Directors considered (i) whether a director had, within the last three years, any of the relationships under Section 303A.02(b) with us which would disqualify a director from being considered independent, and (ii) whether the director had any disclosable transaction or relationship with us under Item 404 of Regulation S-K of the Exchange Act, which relates to transactions and relationships between directors and their affiliates, on the one hand, and us and our affiliates (including management), on the other. The Board will also consider the factors suggested in the New York Stock Exchange’s Commentary to Section 303A.02, such as commercial, consulting and other relationships, or other interactions with management that do not meet the absolute thresholds under Section 303A.02 or Item 404(a) but which, nonetheless, could reflect upon a director’s independence from management when relevant circumstances exist; no such circumstances existed in 2016 or currently exist. When considering the materiality of any transactions or relationships that do not require disqualification under Section 303A.02(b), the Board would consider (and in the past has considered) the materiality of the transaction or relationship to the director, the director’s business organization and us and whether the relationship between (i) the director’s business organization and the Company, (ii) the director and the Company and (iii) the director and his business organization interfered with the director’s business judgment.
No family relationship exists between any director or executive officer of the Company.
Experience, Qualifications, Attributes and Skills of Our Directors
The Nominating, Governance & Management Development Committee considers a variety of factors in selecting our directors. These include a person’s qualification as independent under the New York Stock Exchange rules, as well as consideration of skills and experience in the context of the needs of the Board of Directors. Important factors considered by the Committee are a person’s understanding of our business, experience as a director of other public companies, leadership, financial skills, business experience and skills that are relevant to our operations and plans for growth and expansion and, for an existing director, his or her tenure and contributions made as a director of the Company. This also ties into the skills assessment we have conducted in connection with our Board succession process. See discussion on page 15.
The following sets forth the specific experience, qualifications, attributes or skills that led to the conclusion that each of the nominees for director should continue to serve as a director:
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Mary Baglivo brings to the Board valuable marketing, advertising and strategic planning expertise developed during her professional career, including as Chief Marketing Officer/VP Global Marketing of Northwestern University and Chairman and Chief Executive Officer of several divisions at Saatchi & Saatchi Worldwide, an advertising agency.

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Brent Callinicos is a CPA with extensive experience working in financial and accounting roles in public companies and working with public company boards. He has been a senior executive with the last four companies at which he has worked and served in several board advisory roles. He also brings experience in the corporate responsibility area, including having previously served as a board member of EOS Climate, a leader in leveraging carbon markets to ensure the complete life cycle management of refrigerants.

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Emanuel Chirico has extensive knowledge of the operational and financial aspects of the Company acquired during his 11 years as the Company’s Chief Executive Officer, six years as Chief Financial Officer and six years as Controller. In addition, Mr. Chirico provides the Board with valuable insight into the Company’s business and management’s strategic vision.

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Juan R. Figuereo has a strong background in finance and accounting (principally with large multinational public companies, such as Pepsico, Wal-Mart, Newell-Rubbermaid and Revlon), consumer goods and retail. His resume includes experience living and working in international markets where the Company has expanded or is planning to expand operations. Mr. Figuereo also has considerable experience in brand building and driving innovation at established companies.

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Joseph B. Fuller has extensive experience advising management with respect to strategy, corporate finance, governance and marketing (including with respect to channel management, pricing trends and pressures and innovation) that he developed as a co-founder and executive of an international management consulting firm. As a professor at a renowned business school, he has knowledge of management principles used by leading businesses worldwide.

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V. James Marino, the former President and Chief Executive Officer of Alberto-Culver Company, a large global consumer products company, brings to the Board significant senior executive leadership experience in the consumer products industry. He has expertise in areas including corporate strategy development and execution, brand building and multichannel distribution, each on a domestic and international basis, as well as public company reporting. In addition, his work on the Board of Directors of OfficeMax and Office Depot provides him with additional perspective on the retail landscape, consumer goods and governance of public companies.

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G. Penny McIntyre has extensive general management experience in consumer products, including with multi-brand businesses that distribute goods in multiple channels and at a range of price points. Ms. McIntyre’s skills also encompass global marketing and brand building with companies such as Coca-Cola and Newell Rubbermaid, where her roles included working overseas and managing international growth.

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Amy McPherson brings experience in overseeing European operations for multiple brands of the world’s largest hotel company where she has overseen acquisitions and strategic partnerships and implemented and executed strategies on both a regional and global basis. Ms. McPherson has experience in sales, marketing and accounting and has been a key executive in developing Marriott’s regional strategy and growing its European businesses.

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Henry Nasella has significant management experience, gained in senior executive positions in publicly traded retail companies, including Staples and Star Markets, and as a partner in private equity firms. In addition, Mr. Nasella has extensive experience serving on boards of directors and board committees, including retail companies such as Staples, Denny’s and Au Bon Pain.

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Edward R. Rosenfeld brings over 19 years of experience focused on the retail, apparel and footwear industries. He has been part of the executive management team of Steven Madden since 2005, serving in finance and strategic planning roles before becoming Chief Executive Officer. Prior to joining Steven Madden, he was an investment banker in a mergers and acquisitions practice focused on the retail and apparel industries.

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Craig Rydin has significant management and leadership experience, which he gained over 30 years in various executive positions in the consumer products and retail industry, including at companies like Yankee Candle, Campbell Soup, Godiva Chocolatier and Pepperidge Farm. In addition, Mr. Rydin has extensive experience serving on the audit and compensation committees of several public and private company boards of directors, including The Priceline Group, Fitness Connection and Au Bon Pain.

*
Amanda Sourry acquired significant global marketing and business experience working at Unilever, a leading consumer products business, over the last 30 years. She has held roles in the U.S. and throughout Europe and served in global product positions.

Diversity
Although the Nominating, Governance & Management Development Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the Committee does consider the diversity of its members and potential candidates in selecting new directors. This process takes into account the diversity of business and financial talents, skills, abilities and experiences, including experience in markets outside the United States, as well as the race, ethnicity and gender of qualified candidates. We are proud of the diversity of backgrounds that characterize our current Board of Directors, including that one-third of our directors are women, and believe that the diversity that exists on the Board provides significant benefits to us.
Meetings

Our Corporate Governance Guidelines provide that each member of the Board of Directors is expected to use reasonable efforts to attend, in person, or by telephone or video conference, all meetings of the Board and of any committees of which they are a member, as well as the annual meeting of stockholders. We expect all directors to attend the Annual Meeting of Stockholders. All but one of the directors who were on the Board at the time of our 2016 Annual Meeting of Stockholders attended the meeting.
Each Board meeting is comprised of a mix of corporate governance matters (e.g., approval of minutes and dividends, Committee reports; and review of Board and Committee charters, Board policies and SEC filings); standing agenda items (e.g., business and financial updates; budget review and approval; corporate strategy and strategic opportunities/alternatives, capital structure, and updates on enterprise risk management, corporate responsibility and other programs); and topical issues (e.g., competitive and industry developments, advertising and marketing campaigns, regulatory updates, capital programs (e.g., systems and platforms), and initiatives such as speed-to-market, Africa sourcing and organizational restructurings) and transaction discussions and approvals (e.g., financings, acquisitions and joint ventures). Presentations are made by our corporate officers, senior executives (or members of their team), and outside advisors and consultants. One of these meetings is a multi-day offsite meeting at which strategy, opportunities, business strengths and weaknesses, and competitive threats, among other things, are considered and discussed at length.
Each meeting begins in an executive session of all of the directors (along with the Corporate Secretary). The purposes of this session include an overview of the agenda by the Chief Executive Officer, a preview of some of the key issues confronting management within agenda topics, possible lines of questioning for the directors and the opportunity for the CEO and outside directors to discuss various issues with each other that they do not want to discuss with the rest of management present. On occasion, other members of management will be invited to participate with respect to discreet items.
Our non-management directors (all of whom are independent) meet at the end of each regular meeting (and other times) in executive sessions without management or the management director to discuss Board presentations, management performance and the performance of our Chief Executive Officer. Mr. Nasella, our presiding director, presides at the executive sessions of the non-management directors. Mr. Nasella meets with our Chief Executive Officer at least annually to discuss the Board’s feedback on the Chief Executive Officer’s performance and areas for improvement.
There were six meetings of the Board of Directors during 2016. All of the directors who were on the Board in 2016 attended at least 75% of the aggregate number of meetings of the Board and the Committees of the Board on which they served, or, in the case of Ms. Sourry, who was not a director for the entire year, 75% of the meetings held during the period in which she served as a director.
Committees

The Board of Directors has standing Audit & Risk Management; Compensation; Nominating, Governance & Management Development; and Corporate Responsibility Committees. Each committee has a written charter adopted by the Board of Directors that is available free of charge on our website, www.pvh.com.

Audit & Risk Management Committee
The Audit & Risk Management Committee is currently composed of Ms. McPherson and Messrs. Figuereo (Chairman), Marino and Rosenfeld, each of whom, other than Ms. McPherson, served on the Committee for the entirety of 2016. Ms. McPherson joined the Committee upon her appointment to the Board in April 2017. Each of Ms. McPherson and Messrs. Figuereo, Marino and Rosenfeld has been determined by the Board to be independent for purposes of audit committee service under the New York Stock Exchange’s listing standards and Exchange Act Rule 10A-3 and an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Exchange Act.
The Audit & Risk Management Committee must be composed of three or more directors, all of whom must meet the independence requirements identified above. The Committee is charged with providing assistance to the Board in fulfilling the Board’s oversight functions relating to the quality and integrity of our financial reports, monitoring our financial reporting process and internal audit function, monitoring the outside auditing firm’s qualifications, independence and performance, and performing such other activities consistent with its charter and our By-laws, as the Committee or the Board deems appropriate. The Committee will also have such additional functions as are required by the New York Stock Exchange, the SEC and federal securities law. The Committee is directly responsible for the appointment, compensation and oversight of the work of the outside auditing firm.
The Audit & Risk Management Committee held 10 meetings during 2016.
Compensation Committee
The Compensation Committee is currently composed of Ms. Baglivo, Ms. Sourry and Messrs. Nasella (Chairman) and Rydin, each of whom, other than Ms. Sourry, served on the Committee for the entirety of 2016. Ms. Sourry joined the Committee upon her appointment to the Board in December 2016. Our Chief Executive Officer, Chief Human Resources Officer, and General Counsel regularly attend and participate in meetings, as do representatives of ClearBridge Compensation Group (“ClearBridge”), the Committee’s independent compensation adviser since 2009.
The Compensation Committee must be composed of three or more directors. All members must be independent under the rules of the New York Stock Exchange and Rule 10c-1 of the Exchange Act and must qualify as “outside” directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as “non-employee” directors under Rule 16b-3 under the Exchange Act. The Board has determined that all current members satisfy such requirements. The Committee is charged with discharging the Board’s responsibilities relating to the compensation of our Chief Executive Officer and all of our other “executive officers” as defined under New York Stock Exchange rules (which covers both “executive officers” and “officers” under the Exchange Act). The Committee also has overall responsibility for approving or recommending to the Board approval of, and evaluating, all of our compensation plans, policies and programs and is responsible for preparing the disclosure required by Item 407(e)(5) of Regulation S-K to be included in the proxy statement for each annual meeting of stockholders.
The Compensation Committee generally makes the grants of equity awards under our 2006 Stock Incentive Plan (our only plan under which stock awards can be made) and has sole authority to grant equity awards to individuals whose compensation is set by the Committee, such as Section 16 officers and employees who are, or could be, a “covered employee” within the meaning of Section 162(m) of the Code. The Committee has delegated limited authority to our Chief Executive Officer to make equity awards under our 2006 Stock Incentive Plan, principally in connection with promotions and new hires. Pursuant to this authority, the Chief Executive Officer may grant, on an annual basis, a maximum of 100,000 shares, with each stock option treated as one share and each restricted stock unit granted treated as two shares, and may grant up to 5,000 stock options and 2,500 restricted stock units to each grantee. In addition, beginning in 2016, the Committee also delegated limited authority to our Chief Executive Officer to make discretionary equity awards to high potential and high performing executives below the senior executive level. Any awards made would be in addition to an individuals’ standard annual grant and subject to the parameters established by the Committee. For 2016, these awards were not permitted to exceed $5 million in the aggregate and no individual was permitted to receive an award in excess of the individual’s standard annual award. The Committee receives a report annually on the awards granted pursuant to these delegations of authority.
The Compensation Committee meets regularly throughout each year. Compensation decisions regarding the most recently completed fiscal year (e.g., determination of payouts of incentive plan awards) and the current fiscal year (e.g., setting base salaries, establishing performance-based awards and granting equity awards) are generally made at the meetings during the first quarter of the year. In addition, the Committee considers and approves at these meetings any new incentive compensation plans or arrangements that need to be approved by the Board or our stockholders. The other meetings are typically focused on reviewing our compensation programs generally and discussing potential changes to the program, including to address corporate governance and regulatory developments, as well as to address compensation issues relating to changes in executives and promotions among the executive ranks.
The Compensation Committee directs the compensation consultant, approves the scope of the compensation consultant’s work each year and approves the compensation consultant’s fees. The compensation consultant meets and works with the Committee and the Committee Chairman, as well as with our Chief Executive Officer and our Chief Human Resources Officer, in developing each year’s compensation packages and overall compensation program. The Committee reviews the compensation program and related matters annually and instructs the compensation consultant to provide information, analysis and recommendations to the Committee. Areas of focus in 2016 included the performance measures, performance cycles and payouts under our incentive compensation plans. The Chief Human Resources Officer reviews drafts of the materials the compensation consultant prepares for distribution to the Committee to ensure the accuracy of our internal data and, together with our General Counsel, provides additional guidance to the Committee regarding applicable matters such as employee perceptions and reactions, and legal and disclosure developments. The compensation consultant also assists the Committee in regard to its assessment of risks in our compensation program and consideration of tally sheets.
Management is prohibited from retaining the compensation consultant without obtaining the prior approval of the Compensation Committee. No such approval has been sought.
The Compensation Committee held seven meetings during 2016.
Nominating, Governance & Management Development Committee
The Nominating, Governance & Management Development Committee currently consists of Messrs. Fuller (Chairman), Nasella and Rydin, each of whom served on the Committee for the entirety of 2016. The Committee must be composed of three or more directors, all of whom must meet the independence requirement under the rules of the New York Stock Exchange. The Board has determined that all current members satisfy such requirement.
The Nominating, Governance & Management Development Committee is charged with identifying individuals qualified to become Board members and recommending director nominees to the Board, recommending director nominees for each committee, and recommending the Board Corporate Governance Guidelines relating to Board service. In evaluating potential candidates and the need for new directors, the Committee may consider factors such as professional experience and business, charitable or educational background, performance, age, service on other boards of directors and years of service on the Board, as the members deem appropriate.
We have used the services of a third-party search firm to identify and assist in evaluating potential nominees and have paid fees in connection with these activities. The nominations of Ms. McPherson’s and Ms. Sourry’s appointment to the Board of Directors were recommended by a third-party search firm.
The Nominating, Governance & Management Development Committee is also responsible for chief executive officer and management succession planning, as well as senior management development, and Board evaluations (see page 16). The Committee has a detailed plan in place regarding succession planning. It updates its succession plan for the chief executive officer and senior management team at separate meetings no less often than annually, as well as presents a status report annually to the full Board. This process includes both the identification of, and development plans for, internal candidates, as well the identification of external candidates. The plan includes mid-term and long-term solutions and arrangements in the event an emergency arises.
The Nominating, Governance & Management Development Committee will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.
The Nominating, Governance & Management Development Committee held six meetings during 2016.
Corporate Responsibility Committee
The Corporate Responsibility Committee is currently composed of Ms. McIntyre (Chairperson), Ms. Baglivo and Mr. Callinicos, each of whom served on the Committee for the entirety of 2016.
The Corporate Responsibility Committee must be composed of two or more directors and each must meet the independence requirement under the rules of the New York Stock Exchange. The Board has determined that all current members satisfy such requirement. The Committee is charged with acting in an advisory capacity to the Board and management with respect to policies and strategies that affect the Company’s role as a socially responsible organization.
The Corporate Responsibility Committee held four meetings during 2016.
Other Corporate Governance Matters

Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines. The Guidelines address several key areas of corporate governance, including director qualifications and responsibilities, Board committees and their charters, the responsibilities of the presiding director, director independence, director access to management, director compensation, director orientation and education, evaluation of management, management development and succession planning, and annual performance evaluations for the Board. The Nominating, Governance & Management Development Committee reviews the Guidelines annually and determines whether to recommend changes to the Board. The Guidelines are available free of charge on our website, www.pvh.com.

Leadership Structure of the Board
Our Chief Executive Officer currently serves as Chairman of the Board of Directors. Our Corporate Governance Guidelines provide for the independent directors to elect one of the independent directors to serve as presiding director for any annual period during which the Chief Executive Officer serves as Chairman. The Nominating, Governance & Management Development Committee is responsible for nominating the director to serve in such role. Mr. Nasella currently serves as our presiding director.
The duties of the presiding director include the following:
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presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of non-management directors, including separate sessions of independent directors if there are non-independent, non-management directors;

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serving as liaison between the Chairman and the non-management directors;

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discussing with management or approving non-routine information sent to the Board;

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reviewing and approving meeting agendas;

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assuring that there is sufficient time for discussion of all agenda items;

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having the authority to call meetings of the non-management and independent directors; and

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if reasonably requested, ensuring that he or she is available for consultation or communication with stockholders.

The Board believes that no single leadership model is right for the Company and that whether the offices of Chief Executive Officer and Chairman should be combined or separate depends on the circumstances. The Board believes that combining these two roles, coupled with a presiding director with the duties described above, currently is the most effective leadership structure for us. Mr. Chirico’s combined role has promoted unified leadership and direction for the Board and executive management and has allowed for a single, clear focus for the chain of command to execute our strategic initiatives and business plans. Mr. Chirico’s extensive knowledge of and tenure at the Company places him in a unique leadership role.
The Board has adopted a number of governance practices to assure effective independent oversight, including:
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requiring that the members of all key Board committees be independent under the rules of the New York Stock Exchange;

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holding executive sessions of the non-management directors after every Board meeting and, when not all non-management directors are independent, regularly continuing these sessions with only the independent directors present; and

*
requiring a strong, independent, clearly defined presiding director role (as discussed above).

Director Succession
The Nominating, Governance & Management Development Committee initiated a formal process for director succession in 2016. The process included identifying qualities and skills needed for service on our Board; identifying the qualities and skills each director possesses and assessing their exercise of these qualities and skills; determining whether any additional skill sets or other attributes are necessary to fill gaps in the current Board; establishing a succession strategy and executing against the strategy, including planning well in advance of upcoming mandatory retirements; and performing on-boarding and transitioning for new directors. The current mandatory retirement age for Board service is 72 (a director cannot be nominated for re-election if he or she will be 72 on the date of the applicable annual meeting) and is one way to ensure director refreshment. Of the five directors who have joined the Board in the last five years, two were nominated in anticipation of upcoming retirements.
A skills matrix used previously by the Committee to assess the strengths and needs of the Board was revised to include what the Committee members determined are the appropriate areas of operating and industry experience desired to be held among members of the Board based in part on our current business strategy, expected future strategic needs and the current state of our industry. The matrix was then populated to include the extent to which each current director has the desired qualities and skill, based upon each director’s self-assessment of their own skills, as well as management’s assessment, which includes participation of our Senior Vice President, Global Talent Management, Organizational Effectiveness and Inclusion & Diversity.
The Nominating, Governance & Management Development Committee reviewed the skills matrix, along with individual director demographics, tenure and committee memberships and total Board composition and demographics compared to the Company’s peer set and public companies in the $2-10.5 billion revenue range to determine whether there were any specific qualities or skills needed to be added to the Board. The process confirmed the Committee’s search process, which was already underway, and led to the appointments of Ms. Sourry and Ms. McPherson to the Board. More specifically, the search was targeted towards individuals with international operations experience, including a focus upon women, in order to increase the diversity of the Board.

The skills matrix consists of the elements below; we believe that one or more directors possess each of the listed experiences.
Operating Experience	Industry Experience
Current/Recent Public Company CEO, COO or CFO within a Global Company	Consumer Products/ Services
Financial Expertise	Digital/e-Commerce
Executive Operational Leadership Experience	Technology/Cybersecurity
Regulatory/Corporate Governance
Potential candidates have been identified at various times by members of the Board, through the engagement of a recruiting firm and through the succession planning process for the Chief Executive Officer and other senior executives.
Once a director is added to the Board, a comprehensive on-boarding process occurs. We believe effective on-boarding is an important factor in positioning new Board members for success. The process includes the assignment of an existing Board member to serve as a peer mentor for the first three to six months and a one and a half to two day corporate, business and financial orientation. The orientation includes individual meetings with senior executives (e.g., the Chief Executive Officer on current business and strategy; the Chief Operating & Financial Officer on our financial performance; the Treasurer and Senior Vice President, Business Development and Investor Relations on capital structure, the stockholder base and investor relations; the General Counsel on corporate governance, the Company’s periodic reporting and stock-related matters; and the Chief Human Resource Officer on human resources strategies, key talent and succession planning). In addition, the heads of our Calvin Klein, Tommy Hilfiger and Heritage Brands businesses (or other senior executive in each business) provide an overview of their businesses. The orientation also typically includes an introductory session with the Chair or members of the Board Committee on which the new director will sit or executives or outside advisors who work with the Committee. SEC filings and other information are provided as a background resource.
Board, Committee and Director Evaluations
The Board believes it is important to regularly address its role, the presentation topics at its meetings and its capabilities and effectiveness in order to stay informed of and properly assess our corporate and business strategy as it evolves and otherwise properly fulfill its role. Board, director and committee evaluations, and the discussions of their results, are an important part of this process.
The Nominating, Governance & Management Development Committee oversees the annual Board evaluation process, which includes the use of comprehensive questionnaires covering the Board and each committee, as well as individual director self-assessments. The Board questionnaire includes rated (with the ability to provide comments) and open-ended questions, including questions asking each director to rate or comment on the individual performance of the other directors (e.g., in regard to commitment, participation, preparedness and contributions) and the willingness of directors to act independently and constructively challenge management on strategy, decisions and performance. Completion of the questionnaires is mandatory for all directors. The questionnaires for each committee are also provided to executives and outside advisors who regularly attend the relevant committee’s meetings in order to receive their input. In addition, members of management provide separate feedback on the Board and individual director performance, which was done most recently through a questionnaire based, in part, on the Board questionnaire. All questionnaires are reviewed annually and revised as necessary.
The independent directors hold a meeting annually without Mr. Chirico or any member of management present to discuss the results of and comments received on the Board questionnaires. The results are initially reviewed by the Nominating, Governance & Management Development Committee at a meeting to determine the key issues to be presented to the full Board and the manner of presentation. The results are then provided to the full Board in advance of their meeting to facilitate discussion and enhance the ability to develop and put into effect plans for improvement. In addition, the presiding director or Chairman of the Committee will speak to individual directors about performance issues raised by the Committee or management or through the evaluation process (including the individual director self-evaluations) and provide suggestions for improving performance or addressing particular needs.
The members of each committee consider their survey results and comments at a regular meeting; results are generally provided in advance of the meeting to facilitate discussion.
The Board and committee questionnaires also contain questions relevant to management, such as support of and responsiveness to the Board, availability of management outside of meetings, the content of presentations, the appropriateness of agenda items and the sufficiency and timeliness of information provided to the Board in advance of or between meetings. Relevant findings are communicated to management in order to improve the effectiveness of the Board and Board meetings.
Director Education
We encourage directors to pursue educational opportunities to enable them to better perform their duties and learn about emerging issues. In addition, we provide educational materials and presentations to directors on a regular basis, including New York Stock Exchange materials, in-house education materials, training sessions, opportunities to meet with third-party experts and advisors, and subscriptions to outside publications. We include in our budget amounts for the foregoing but do not limit the amount that can be spent on director education. Instead, we allow directors to determine the amount of education that they deem appropriate. The Nominating, Governance & Management Development Committee may also request that directors seek out education programs or the Board receive presentations based on results from the Board questionnaires and individual director self-assessments. In our Corporate Governance Guidelines, we strongly encourage directors to attend at least one external director education program per year.
Risk Oversight
The Board of Directors oversees the management of risks related to the operation of our business. As part of its oversight, the Board receives periodic reports from members of senior management on various aspects of risk, including our enterprise risk management program and business continuity planning and cybersecurity. Each of the Board committees oversees the management of risks that fall within its respective area of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Chairperson of each committee reports on the applicable committee’s activities at each Board meeting and has the opportunity to discuss risk management with the full Board at that time.
The Audit & Risk Management Committee has principal responsibility for risk assessment and risk management, as required under its charter and by New York Stock Exchange rules. As part of this role, the Committee monitors the operation of our enterprise risk management program. The Audit & Risk Management Committee receives an annual enterprise risk management report in which we identify our most significant operating risks and the mitigating factors that exist to control those risks. The Committee also receives regular reports from our Chief Risk Officer, Vice President of Information Security, Director of Risk Management, financial reporting and tax teams, General Counsel and others on various issues of risk and risk management programs. In addition, the Committee meets privately on a regular basis with representatives of our independent auditors to discuss our auditing and accounting processes and management.
The Compensation Committee considers as part of its oversight of our executive compensation program the proper alignment of the incentive awards it administers with stockholder value creation, corporate objectives, and our business code of ethics and business conduct. The Committee receives a risk assessment from its compensation consultant that analyzes the risks represented by each component of the program, as well as mitigating factors. We discuss this in further detail herein under the heading “Risk Considerations In Compensation Programs.”
The Corporate Responsibility Committee monitors human rights, work conditions and environmental programs administered by our Global Compliance teams, as well as receives updates on issues of significance that are encountered in our business.
Code of Ethics; Code of Business Conduct and Ethics
We have a Code of Ethics for our Chief Executive Officer and our senior financial officers. In addition, we have a Code of Business Conduct and Ethics for our directors, officers and employees. These codes are posted on our website, www.pvh.com. We intend to disclose on our website any amendments to, or waivers of, the Code of Ethics that would otherwise be reportable on a current report on Form 8-K. Such disclosure would be posted within four business days following the date of the amendment or waiver.
Political and Lobbying Activities
It is our practice not to contribute to political candidates, parties and causes.
We do participate from time-to-time in lobbying activities, principally through our membership in industry associations. We are currently involved in industry efforts on proposed U.S. tax reform and, in particular, lobbying against the suggestion that a border adjustment tax on imports be included in the broader reform plan. We believe it would be damaging to retail sales, cause price increases and result in job losses.
We were actively involved in 2014 and 2015 in seeking an extension of the African Growth and Opportunity Act (“AGOA”), which offers incentives for African countries to continue their efforts to open their economies and build free markets. We believe East Africa provides a potential opportunity for us to be involved in the vertically integrated production of apparel in an environment where our corporate responsibility standards can be implemented from the outset, including adherence to best practices in working conditions, workers’ rights, building and fire safety, and use of green energy sources. We continue to monitor the eligibility of the countries in sub-Saharan Africa where we produce to participate in AGOA benefits.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based upon our review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from our officers and directors, all filing requirements of Section 16(a) of the Exchange Act were complied with during the fiscal year ended January 29, 2017.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Compensation Committee
Henry Nasella, Chairman
Mary Baglivo
Craig Rydin
Amanda Sourry

COMPENSATION DISCUSSION AND ANALYSIS
Introductory Note

This section explains our compensation program for the following individuals, who we refer to as our Named Executive Officers or NEOs:
*
Emanuel Chirico, our Chairman and Chief Executive Officer

*
Michael A. Shaffer, our Executive Vice President and Chief Operating & Financial Officer

*
Francis K. Duane, Chief Executive Officer, Heritage Brands and North America Wholesale

*
Daniel Grieder, Chief Executive Officer, Tommy Hilfiger Global and PVH Europe

*
Steven B. Shiffman, Chief Executive Officer, Calvin Klein

Executive Summary

We are one of the largest apparel companies in the world, with a history going back over 135 years. We operate in over 40 countries, utilizing our portfolio of nationally and internationally recognized brand names to design and market branded dress shirts, neckwear, sportswear, jeanswear, performance apparel, intimate apparel, underwear, swim products, handbags, accessories, footwear and other related products. Our brand portfolio is led by our global designer lifestyle brands, CALVIN KLEIN and Tommy Hilfiger, and also includes Van Heusen, IZOD, ARROW, Warner’s, Olga and Eagle, which are also owned by us, and Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, Sean John, MICHAEL Michael Kors, Michael Kors Collection and Chaps, which are licensed, as well as various other owned, licensed and private label brands. Additionally, we license our owned brands over a broad range of products.
During 2016, our directly operated businesses in North America consisted principally of wholesale men’s dress shirts, neckwear and underwear sales under our owned and licensed brands; wholesale men’s sportswear sales under our CALVIN KLEIN, Tommy Hilfiger, Van Heusen, IZOD and ARROW brands; wholesale womenswear sales under our Tommy Hilfiger brand (through the fourth quarter of 2016, at which time the business was licensed to a third party); wholesale men’s and women’s jeanswear sales under our CALVIN KLEIN and Tommy Hilfiger brands; wholesale women’s intimate apparel sales under our Calvin Klein Underwear, Warner’s and Olga brands; wholesale swimwear, footwear, swim accessories and related product sales under the Speedo brand; the operation of digital commerce sites under the CALVIN KLEIN, Tommy Hilfiger and Speedo brands; and the operation of retail stores, principally in premium outlet centers, primarily under our CALVIN KLEIN, Tommy Hilfiger and certain of our heritage brands. Our directly operated businesses outside of North America during 2016 consisted principally of our wholesale and retail sales in Europe, Japan and, beginning in April 2016, China under our Tommy Hilfiger brands; our wholesale and retail sales in Europe, Asia and Latin America under our CALVIN KLEIN brands; and the operation of digital commerce sites under the CALVIN KLEIN and Tommy Hilfiger brands. Our licensing activities principally related to the licensing worldwide of our CALVIN KLEIN and Tommy Hilfiger trademarks for a broad range of lifestyle products and for specific geographic regions.
2016 Performance
We posted strong underlying financial results in 2016, with our sales and earnings results exceeding our guidance, as well as consensus estimates. We believe our performance resulted from our strong execution of our Board-approved business plans and continued investment in our brands, particularly CALVIN KLEIN and Tommy Hilfiger, and our operating platforms.
Our international businesses were a highlight, particularly in Europe, as our Tommy Hilfiger business continued to post what we believe to be industry-leading performance. Our Calvin Klein Europe business also saw dramatic growth and has significantly exceeded our expectations. We attribute our international execution to the solid brand foundations we have built globally, driven by compelling product offered at the right price/value proposition and supported by engaging marketing campaigns. We are also proud of our ongoing efforts to provide an exceptional customer experience through in-store and digital initiatives and consumer engagement investments.
Domestically, our performance was marked by continuing strength in our wholesale businesses and challenged performance in our Calvin Klein and Tommy Hilfiger outlet retail businesses. Our brands were top performers across our key wholesale accounts in North America, capturing market share from competitors. Our Calvin Klein business performed well in most product categories, Tommy Hilfiger’s performance was particularly strong on the men’s side, and our Heritage Brands business experienced improvements driven by the introduction of new technologies and fabrications. This strength was in contrast to our U.S. outlet retail business, which continued to experience weakness, largely attributable to the sustained decrease in international tourist traffic and spending in our CALVIN KLEIN and Tommy Hilfiger stores located in tourist destination areas, resulting from the strong U.S. dollar.
We managed our balance sheet efficiently over the course of the year, which was a key driver of our results. Inventory management and our ability to react quickly in a fast moving environment continued to differentiate us and help us capture market share. We generated significant cash flows, which enabled us to acquire the 55% interest in our Tommy Hilfiger joint venture in China that we did not already own. In addition, we returned more than $325 million to stockholders through share repurchases and dividends, while continuing to implement our strategic priorities.

For 2016:
*
Earnings per share was $6.79 ($6.805 on a non-GAAP basis), both of which include a $1.65 negative impact related to foreign currency exchange rates.

*
Revenue was $8.2 billion, a 2% increase (4%5 on a constant currency basis) over 2015. The revenue increase included:

*
A 7% revenue increase (9%5 on a constant currency basis) in our Calvin Klein business, driven by continued significant growth in Europe, China and the North America wholesale business.

*
A 4% increase (5%5 on a constant currency basis) in the Tommy Hilfiger business, driven by strong growth throughout Europe and the inclusion of the revenue of the China business after completion of our acquisition in April 2016 from our joint venture partners of the interests that we did not previously own.

*
A 10% decrease in our Heritage Brands business driven by rationalization initiatives in the business, partially offset by a 7% increase in comparable store sales.

*
Earnings before interest and taxes increased to $789 million ($794 million5 on a non-GAAP basis) from $761 million ($842 million5 on a non-GAAP basis) in 2015.

*
Our gross margins expanded significantly despite the downward pressures caused by foreign currency exchange rates, particularly the transactional impact that occurs during times of a strengthening United States dollar, as the increased local currency value of inventory (which is purchased in U.S. dollars) results in higher cost of goods sold in local currency when the goods are sold.

Our earnings per share, revenue, and earnings before interest and taxes performance over the past three years was as follows:

*
Reconciliations to GAAP amounts appear on Exhibit A.

5
Reconciliations to GAAP amounts appear on Exhibit A.

The charts below demonstrate our performance against our 2016 peer group for the one-, two- and three-year periods ended 2016 in key performance metrics.

1
Earnings per share amounts used are on a non-GAAP basis, as reported by us.

2
Overall percentile ranking excludes Total Shareholder Return (“TSR”) vs. S&P 500.

2016 Compensation Highlights
Our stockholders overwhelmingly approved the compensation of our NEOs in the annual advisory vote, with 96% of the votes cast in favor of this proposal (which is consistent with the results since voting was implemented in 2012). We interpret these results, coupled with discussions that we have had with investors, as a validation of our compensation program. See discussion on page 35 regarding stockholder engagement. As a result, we retained our general approach to executive compensation, except for the changes noted below under “Other Highlights” that we believe enhance alignment with stockholder interests.
We believe that our compensation results and the status of all outstanding long-term incentive awards demonstrate that our pay-for-performance model works. Our strong financial performance for 2016 resulted in annual bonus payouts for all NEOs above target levels and generally at maximum levels. However, weaker long-term results are showing the opposite result on the performance share unit awards we have granted, as an award with a performance cycle that ended during the first quarter of 2016 did not pay out and the two outstanding awards with performance cycles ending in 2018 and 2019, respectively, were below threshold levels as of the end of 2016. More specifically:
Annual Bonuses
*
Messrs. Chirico and Shaffer, whose bonus awards are based solely on corporate performance, received annual bonuses at maximum levels.

*
Messrs. Duane and Grieder, who receive awards subject to both corporate and business unit performance, received aggregate payouts at maximum levels.

*
Mr. Shiffman, who also receives bonus awards subject to both corporate and business unit performance, received an aggregate payout between target and maximum levels.

Performance Share Unit Awards6
*
There were no payouts made to any of the NEOs on performance share unit awards granted in 2013 (the “GRIP II” awards discussed on page 31) and 2014 with performance cycles that ended in 2016 and 2015 (with vesting in 2017), respectively.

*
Outstanding performance share unit awards with three-year performance cycles ending in early 2018 and in early 2019 were not at threshold levels for either performance measure as of the end of 2016.

The following graph illustrates the strong alignment of our compensation program with the creation of long-term stockholder value. It shows Mr. Chirico’s target total compensation and actual total compensation for each of 2014, 2015 and 2016 as compared to our one-year and cumulative three-year TSR for each of those years; Mr. Chirico’s compensation moves in coordination with our TSR. Target total compensation consists of salary, target bonus, the value of stock option and restricted stock unit grants made in each year, the target value of performance share unit awards for the performance cycle beginning in each year, and, for 2014 and 2015, one-third of the value of the GRIP II award. Actual total compensation includes actual salary, actual bonus paid, the value of stock option and restricted stock unit grants made in each year (i.e., the same value included in target total compensation) and the value as of the last business day of 2014 of the payouts earned on performance share awards for the performance cycle

6
The award with the performance cycle ending in 2015 was based on cumulative earnings per share for a two-year cycle, with an additional one-year vesting period following the certification of performance. All other awards are based 50% on absolute stock price appreciation and 50% on total shareholder return against companies in the S&P 500 at the time the award is granted for a three-year performance cycle with no additional vesting period.

ended 2014. [N.B.: The payouts earned in 2014 were subject to a one-year post-certification (which occurred in 2015) vesting period and not paid out until 2016. The award for the 2014-2015 performance cycle was not earned and there was no award for the 2015-2016 performance cycle, as the terms of the annual PSU awards were changed. See footnote 6 above.] The alignment of pay is also consistent with the TSR for the S&P 500 index, as shown below the following graph.
The charts below demonstrate that the compensation paid to our Named Executive Officers is generally consistent with the charts on page 21 that show our performance for 2016 and the two- and three-year periods then ended as compared to our performance against our peer group and the target compensation of the NEO’s peers. “Total cash compensation” consists of salary and bonus, and “total compensation” consists of salary, bonus, the value of stock option and restricted stock unit grants made in 2016 and the value of the payouts received from long-term incentive awards for performance cycles that ended in 2016 (which long-term incentive awards had $0 value in the case of the NEOs).

CEO Compensation
*
Mr. Chirico’s cash compensation opportunity (base salary and bonus opportunity) was unchanged.

*
The grant date values of Mr. Chirico’s stock option and restricted stock unit awards were increased.

*
The potential payout of Mr. Chirico’s performance share unit award was increased at the target level but decreased at the maximum level as a percentage of target. In addition, a one-year holding requirement was added to the award in the event a payout is earned. This holding requirement is in addition to his obligation under our ownership guidelines to hold shares equal to six times his base salary.

*
Mr. Chirico’s compensation package had last been adjusted in 2013. The overall effect of the changes made in 2016 was to increase Mr. Chirico’s total compensation opportunity and, consistent with our pay for performance philosophy, to put the entirety of the increase in stock awards, which are at-risk and align Mr. Chirico’s interests with those of stockholders, with a heavy emphasis on performance-based awards. The increase recognized his performance, the Company’s performance, his leadership and execution against our corporate responsibility commitments, and peer comparisons.

*
Mr. Chirico’s total compensation as reported in the Summary Compensation Table was $16.1 million in 2016, up 38% from 2015.

Compensation of Other NEOs
*
We increased the base salaries of the other NEOs to reflect their individual performance, business unit performance, internal pay equity and peer comparisons.

*
We also increased the value of the stock option and restricted stock unit awards granted to each NEO (other than Mr. Duane, whose stock option grant value remained the same).

*
Mr. Grieder received for the first time a performance share unit award.

Pay for Performance
*
All NEOs, saw an increase in cash compensation due to our performance during 2016 against our Board-approved business plans, which were consistent with the guidance we provided at the beginning of the year. Our initial full year guidance on earnings per share on a non-GAAP basis was $6.30 to $6.50 and our non-GAAP earnings per share for purposes of bonus calculations was $7.05. Revenue was consistent with guidance.

*
Results (including amounts stated to be on a non-GAAP basis) included a $1.65 negative effect of foreign currency exchange rates, which was greater than initial estimates.

Other Highlights
*
We modified the structure of the bonus awards granted to the NEOs. We established a financial goal for the U.S.-based NEOs intended to qualify as performance-based under Section 162(m) of the Code which, if satisfied, funds the award pool for each of these NEOs at his respective maximum opportunity. Payouts of bonuses for all the NEOs are then contingent principally upon achievement of each NEO’s respective earnings goals (corporate earnings per share for Messrs. Chirico and Shaffer; a mix of corporate earnings per share and business unit operating income for the other NEOs). In addition, we established non-financial strategic and performance criteria the progress or achievement against which can be assessed by us in order to modify payouts (upwards or downwards) by up to 25% of their respective base salaries but not in excess of their respective maximum opportunity. Messrs. Duane (8%) and Shiffman (20%) received upward adjustments of their awards based on their respective performance against the criteria established for 2016.

2016 Compensation Program
Philosophy and Approach
Our compensation program is a pay-for-performance model based upon the philosophy that we should incentivize our executive officers to improve our financial performance, profitably grow our businesses and increase stockholder value, and reward them only if they attain these objectives. As such, the bulk of each Named Executive Officer’s compensation package consists of short-term and long-term incentive awards that pay out only if we achieve specific financial and strategic targets and equity awards that are linked to increases in stock value over time, anchored by a competitive base salary. See charts on pages 24 and 25. Our strategic targets include advancing our corporate responsibility commitments to our associates, the workers in our supply chain, and the communities where we live and work, as we firmly believe that our corporate responsibility efforts help strengthen our organization and improve our performance by managing risk, maximizing efficiencies and driving value.
We compare the total potential compensation that a Named Executive Officer can earn to the most comparable executives at the companies in our peer group (see charts on page 22) when establishing the compensation packages each year. We calculate the total compensation paid or expected to be paid to our Named Executive Officers at the end of each year and compare that amount to the total compensation paid to the comparable executives.

Daniel Grieder.   The compensation package for Mr. Grieder is somewhat different than the other NEOs due to a number of factors, including his employment outside of the U.S. and his status as a non-U.S. taxpayer. Accordingly, not all of the discussion regarding our NEOs pertains to him. One of the differences had been that he did not receive equity awards at the same level as the other NEOs. Specifically, he was not given grants of performance share units, as he acquired a significant ownership interest in our Common Stock when we acquired Tommy Hilfiger in exchange for his interests in Tommy Hilfiger. In 2016, we granted performance share units to Mr. Grieder for the first time. This reflected the decrease of his ownership over the years since the acquisition and his ascension over that time within the Tommy Hilfiger organization, as well as his leadership over the PVH Europe organization, which was created in 2013 with our acquisition of The Warnaco Group, Inc. (which we refer to herein as “Warnaco”).
Mr. Grieder’s cash compensation is paid in euros but is based on a base salary level tied to Swiss francs. This approach was implemented in 2015 because Mr. Grieder, as a resident of Switzerland, had his salary effectively reduced when Swiss authorities unexpectedly decoupled the Swiss franc from the euro in January 2015, and the franc quickly and significantly increased in value against the euro. The effective reduction of Mr. Grieder’s salary was approximately 20%. We reset his salary in 2015 to the franc equivalent of his salary as of the effective date of the decoupling and payments of his salary are now made in euros on the Swiss franc to euro exchange rate, which is reset quarterly.
Program Elements
The table shows the principal elements of our compensation program for our Named Executive Officers and the value attributable to each element for 2016. Base salaries are shown at the highest level for the year. See discussion on page 27. Bonuses are shown at the target level payouts. RSUs, stock options and PSUs are shown at the grant date value.
COMPENSATION ELEMENT	BASE SALARY	ANNUAL BONUS	RESTRICTED STOCK UNITS (“RSUs”)	STOCK OPTIONS	PERFORMANCE SHARE UNITS (“PSUs”)
FREQUENCY	Reviewed annually	Eligibility reviewed annually	Eligibility reviewed annually		Eligibility reviewed annually
FORM	Cash		Equity
FIXED VS. AT-RISK	Fixed	At-Risk
PERFORMANCE CYCLE/VESTING	N/A	1 year	4 years – vesting 25% on each of 1st, 2nd, 3rd and 4th anniversaries of grant	4 years – vesting 25% on each of 1st, 2nd, 3rd and 4th anniversaries of grant	3 years
PERFORMANCE MEASURES	N/A	■ EPS for all NEOs ■ Business unit operating income for NEOs with divisional responsibilities	Adjusted net income1	N/A	Absolute stock price growth and relative TSR
2016 VALUES
Emanuel Chirico	$1,350,000	$2,025,000	$1,850,244	$2,491,935	$5,017,475
Michael A. Shaffer	$900,000	$720,000	$750,196	$673,785	$501,716
Francis K. Duane	$1,100,000	$825,000	$650,011	$584,660	$401,373
Daniel Grieder	€854,6582	€854,658	$700,103	$631,005	$200,687
Steven B. Shiffman	$925,000	$693,750	$800,288	$538,315	$401,373

1
Applies only to the U.S.-based Named Executive Officers and is intended to satisfy the conditions for the deductibility of the awards under Section 162(m) of the Code.

2
Mr. Grieder’s salary is paid in euros and has been converted from Swiss francs at a franc to euro exchange rate of 0.9180, which was the average rate for the year. See discussion above.

Our compensation program does not prescribe a specific formula for the mix of pay elements but all NEO compensation packages use the same elements, are weighted towards incentive compensation elements over base salary and long-term elements over annual elements. Additionally, the percentage allocation among the three types of equity awards is substantially similar, except for Mr. Chirico, whose awards are most heavily weighted towards PSUs, which are the most at-risk element.
We start with the median of the applicable peer group executives when setting the compensation packages for each NEO and then consider both objective and subjective factors, such as job responsibility; individual, business unit and corporate performance; potential for advancement; tenure with the Company; and internal pay equity. Additionally, the Compensation Committee receives input from management, particularly Mr. Chirico and the Chief Human Resources Officer. Mr. Chirico’s compensation package is determined based upon the Board’s assessment of his performance. Input from each director on several performance metrics leads to the cumulative assessment of his performance, which guides the Compensation Committee’s recommendation and the Board’s approval of his compensation package for the upcoming year.

Below are certain of our compensation practices. We do these things, or refrain from doing them, because we believe they align our compensation program (and our NEOs) with the interests of our stockholders, avoid excessive risk in our program or are considered best practices.
Things We Do

✓
We engage with stockholders on inquiries regarding our compensation practices and the Chairman of the Compensation Committee is available at our Annual Meeting to answer questions on our compensation program.

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Most compensation components are subject to our performance and the performance of our Common Stock, with an emphasis on long-term components.

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We establish performance targets that we believe are rigorous but do not encourage excessive risk.

✓
We use different performance measures for annual bonuses (earnings per share and business unit operating income) and long-term performance-based awards (relative TSR and absolute stock price).

✓
Our Chief Executive Officer is required to hold Common Stock with a value equal to six times his annual base salary. Our other NEOs must hold Common Stock with a value equal to their respective annual base salaries.

✓
NEOs who are not in compliance with their ownership guideline must hold 50% of their after-tax shares received upon vesting or exercise of awards until they are.

✓
Our change in control arrangements are “double trigger.”

✓
We believe we provide robust disclosure of our compensation program and each NEO’s compensation package, including in regard to the performance measures we use, goal setting, targets and payouts.

✓
All of our incentive compensation plans include clawback provisions.

✓
The Compensation Committee consists of four independent directors who have engaged the services of an independent compensation advisor.

✓
Awards under our incentive plans are capped.

✓
We conduct an annual risk assessment of our executive compensation program.

Things We Do Not Do

✘
We have not made awards to our NEOs solely based on retention or to replace awards that did not or are not expected to pay out.

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We have not made outsized awards to induce someone to become employed by us.

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We do not grant discretionary awards that are not substantiated by Company and individual performance.

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We do not allow “retesting” or use multiple one-year targets with our annual bonus awards that provide NEOs with more than one opportunity to receive the same payout.

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We do not permit repricing of underwater stock options.

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We do not accrue dividends or dividend equivalents on PSUs during the performance cycle.

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We do not use an aspirational peer group. Our revenue places us between the fifth and sixth companies in the 2016 peer group (which includes 14 companies), as ranked by revenue.

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Pension and welfare benefits and perquisites are not a significant part of our NEOs’ compensation.

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NEO employment agreements do not provide for tax gross-ups.

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We do not provide any special benefits or compensation upon the death of a NEO.

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We do not permit our NEOs to pledge our securities, hold securities in a margin account or engage in hedging or similar transactions.

Executive Compensation Overview

Base Salaries
Objective.   We pay base salaries to provide our Named Executive Officers with a stable and secure source of income at a market-competitive level in order to retain and motivate these individuals.
Considerations.   Base salaries are established for each NEO based upon our overall performance, our expected performance, individual performance, (for Messrs. Duane, Grieder and Shiffman) the performance of the business units for which each has responsibility, market considerations, peer data and other factors. Examples of these other factors include time between salary increases, promotion (and the base salary of any predecessor in the position), expansion of responsibilities, advancement potential, and the execution of special or difficult assignments. Additionally, the Compensation Committee takes into account the relative salaries of our Named Executive Officers. No specific weight is attributed to any of the factors; all factors are considered and a subjective determination is made.
2016 Decisions.   Salary increases are generally effective on June 1 of the year granted.
Name	2016 Base Salary	Increase from Prior Year (%)
Emanuel Chirico	$1,350,000	—
Michael A. Shaffer	$ 900,000	2.9
Francis K. Duane	$1,100,000	2.3
Daniel Grieder	₣ 931,000	2.3
Steven B. Shiffman	$ 925,000	5.7
Salary increases were generally based on the executive officers’ performance during 2015, expected performance in 2016, performance in new roles, internal equity and peer data.
Short-Term Incentives
Performance Incentive Bonus Plan
Objective.   We make annual bonus awards under our Performance Incentive Bonus Plan to provide cash compensation on an annual basis that is at-risk and contingent on the achievement of overall Company performance or business unit performance goals. We establish performance targets that we believe are rigorous but do not encourage excessive risk. As evidence of this rigor, 2016 was the first year since 2011 that a named executive officer earned a maximum payout.
Considerations.   We believe annual bonuses are appropriate to incentivize the Named Executive Officers to execute against the budget and business plans reviewed and approved by our Board at the beginning of each fiscal year. These budgets are the basis of our earnings and other guidance, assessments of our performance in our earnings releases and discussions with and presentations to investors.
2016 Decisions.   As first noted above, we modified the structure of the bonus awards granted. The Committee established for Messrs. Chirico, Shaffer, Duane and Shiffman (all of whom are U.S.-based) a financial goal intended to qualify as performance-based under Section 162(m) of the Code which, if satisfied, funds the award pool for each of these NEOs at his respective maximum opportunity. Payouts of bonuses for all the NEOs are then contingent principally upon achievement of their respective earnings goals (corporate earnings per share for Messrs. Chirico and Shaffer; corporate earnings per share and business unit operating income for the other NEOs). Payouts are also subject to individual performance against non-financial strategic and performance criteria we establish, which provides us with the ability to modify the payouts for the NEOs (up or down) by up to 25% of their respective base salaries but not in excess of their respective maximum opportunity. We added this additional component to the bonus awards in order to encourage and reward efforts to improve performance, develop and advance associates under their leadership and lead progress against our corporate responsibility commitments which do not get captured by the financial goals or are expected to yield benefit only in the long-term. Messrs. Duane (8%) and Shiffman (20%) received upward adjustments of their awards based on their respective performance against strategic criteria.
The earnings per share and business unit earnings goals at target were based on the budget approved by the Board at the beginning of 2016, with the other goals based off of the applicable target. The earnings per share goal at target is also directly related to the earnings per share guidance we give to investors at the beginning of each year, typically being at or near the midpoint of the guidance range; the earnings per share goal at target for 2016 was at the midpoint of our guidance.
The earnings per share goal at target is typically above the actual earnings per share on a non-GAAP basis reported for the prior year. This was not the case for 2016. The target level of performance for 2016 bonuses was set below actual 2015 earnings per share on a non-GAAP basis because of a projected $1.60 per share negative effect expected to be incurred as a result of the strengthening of the U.S. dollar against most major foreign currencies in which we transact business. Approximately 50% of our earnings have been generated outside the United States since we acquired Warnaco. The U.S. dollar began appreciating in 2014 against all the foreign currencies of the key countries outside of the U.S. where we operate. The foreign exchange impact on our 2016 results was $1.65. See discussion on page 20. We included the estimated impact on our 2016 earnings results (both earnings per share and business unit impact) of foreign exchange rates and established goals that took into account the estimated impact. We determined it was most appropriate to include currency impacts when establishing compensation goals as it is the same way we provide guidance and report earnings to stockholders. We also believe that it is the most simple and direct way of reflecting our performance and that of our executives. We recognized that the goals would not appear to compare favorably with 2015 results but also recognized that the earnings per share goal at target exceeded 2015 performance by 13.5% on a non-GAAP basis, excluding the estimated impact of foreign exchange rates, which represent a substantial improvement in underlying performance.
The threshold level performance goal for 2016 was 90% of target and the maximum level performance goal was 110% of target. The range varies from year to year based on the Compensation Committee’s evaluation of the business environment, such as macroeconomic volatility and the consumer environment, although a specific formula or reference to any specific measures is not used. The performance goals for 2016 below and above target that needed to be achieved to attain the other performance levels were within the range used in prior years and, as is typical, were equal in the difference from target (i.e., 10% in each direction).
	Threshold Earnings Per Share ($)	(Decrease) Increase From Prior Year Earnings Per Share (%)	Target Earnings Per Share ($)	(Decrease) Increase From Prior Year Earnings Per Share (%)	Maximum Earnings Per Share ($)	Increase From Prior Year Earnings Per Share (%)
Actual Goals	5.75	(18.4)	6.40	(9.2)	7.05	0
Goals Excluding Foreign Exchange Impact1	7.35	4.3	8.00	13.5	8.65	22.7

1
Represents goals and changes from 2015, excluding the projected $1.60 negative impact relating to foreign currency exchange rates.

The bonus awards granted to Messrs. Chirico, Shaffer, Duane, and Shiffman (our U.S.-based NEOs) were subject to an initial requirement that we achieve $150 million of adjusted net income for 2016. Upon achieving that requirement, their respective bonus pools were fully funded at their maximum level and they became eligible to receive bonus payouts based upon corporate earnings and, for Messrs. Duane and Shiffman, the earnings of the business units for which each had or shared responsibility.
We used $7.05 as our earnings per share for determining 2016 bonus payouts against the corporate earnings per share goals that were established for 2016 bonus awards. This differs from the earnings per share results on a non-GAAP basis reported to investors due to differences in adjustments made in connection with the grant of the bonus award from those management used when reporting results over the course of the year based on developments in the business. See discussion on page 23. As discussed above, the results included $1.65 related to the negative effect of foreign currency exchange rates, which is consistent with (and slightly above) the negative effect included in developing the financial goals for the bonus. The $7.05 is equal to the 2015 earnings per share used for the payment of bonuses (which also included the negative effect of foreign currency exchange rates). Earnings per share improved 23.4%7 if the foreign currency effect of  $1.65 is excluded.
	Potential Payouts (% of Base Salary)			Actual Payouts
Name	Threshold	Target	Maximum	% of Base Salary	$
Emanuel Chirico	75	150	300	300	4,050,000
Michael A. Shaffer	37.5	80	175	175	1,575,000
We increased Mr. Grieder’s potential payout at the maximum performance level to bring his potential payout to the same level as the other NEOs, other than Mr. Chirico. We changed the split between corporate and business unit components of Mr. Shiffman’s bonus award from a 30% corporate/70% business unit allocation to a 25% corporate/75% business unit allocation. This was coupled with the addition of a business unit performance goal for our Calvin Klein Europe and Calvin Klein Underwear businesses, which are principally under the direction of Mr. Grieder and Mr. Duane, respectively, but with respect to which Mr. Shiffman makes significant contributions.

7
The reconciliations to GAAP amounts appear on Exhibit A.

		Earnings Goals
Name (Business Divisions)	Percentage of Bonus Opportunity	Threshold	Target	Maximum	Actual
Francis K. Duane (Heritage Brands and Total Underwear Group)	50	$200,000,000	$218,637,000	$245,000,000	$240,725,000
Daniel Grieder (Total Tommy Hilfiger and Calvin Klein Europe)	70	€349,500,000	€388,151,000	€427,000,000	€470,615,000
Steven B. Shiffman (Calvin Klein Global Licensing and Retail)	65	$331,000,000	$368,110,000	$405,000,000	$348,247,000
(Calvin Klein Europe and Calvin Klein Underwear)	10	$89,000,000	$98,600,000	$118,000,000	$156,616,000
		Potential Payouts (% of Base Salary)			Actual Payouts
Name	Earnings Component	Threshold	Target	Maximum	% of Base Salary	€/$
Francis K. Duane	Company	18.75	37.50	87.50	87.50	$962,500
	Business Unit	18.75	37.50	87.50	79.39	$873,290
Daniel Grieder	Company	15.00	30.00	52.50	52.50	€456,697
	Business Unit	35.00	70.00	122.50	122.50	€1,065,625
Steven B. Shiffman	Company	9.375	18.75	43.75	43.75	$404,688
	Business Unit	24.375	48.75	113.75	35.70	$330,225
	Business Unit	3.75	7.50	17.50	17.50	$161,875
In addition to the goals and payouts discussed immediately above, each NEO’s bonus award was subject to performance against non-financial strategic and performance criteria, which provided us with the ability to modify (upward or downward) the payouts by up to 25% of their respective base salaries but not in excess of their respective maximum opportunity. The earnings goals on which the awards for Messrs. Chirico, Shaffer and Grieder were established were achieved at or above maximum levels. As a result, each received bonus payouts at their maximum opportunity level.
Mr. Duane received an upward adjustment of his bonus of  $89,210 (8.11% of base salary) in recognition of his efforts, among other things, to reorganize our dress furnishings and Speedo businesses to improve profitability and efficiency and address shifts in the marketplace, as well as his efforts in regard to the development of the associates in the Heritage Brands business, including through the implementation of a mentoring program for Millennials. This amount was the maximum amount payable to Mr. Duane, as it brought his total bonus payout to the maximum opportunity level.
Mr. Shiffman received an upward adjustment of his bonus of  $185,000 (20% of base salary) for his efforts, including his initiative to create a unified global vision for our CALVIN KLEIN brand under one Chief Creative Officer, his recruitment of Raf Simons to fill the role and his management of the restructuring of the creative organization to facilitate Mr. Simons’ success. Another of the achievements Mr. Shiffman was recognized for was his development of new associate engagement programs, including an on-boarding “buddy” program and hosting small gatherings for associates at all levels to meet with Mr. Shiffman to discuss the Calvin Klein business and suggestions they have for improvement.
Long-Term Incentives
Stock Options and Restricted Stock Units
Objective.   We make annual grants under our 2006 Stock Incentive Plan of stock options and restricted stock units to our NEOs in order to align their interests with those of our stockholders. The value of these awards is at-risk.
Considerations.   We believe that stock options provide an incentive to recipients to increase stockholder value over the long term, as the maximum benefit of the stock options granted cannot be realized unless stock price appreciation occurs over a number of years. Moreover, we believe that stock options have the potential to deliver more value to an executive than restricted stock units.
We grant restricted stock units because they mimic the interests of stockholders, as both increases and decreases in our stock price have the same effect on holders of restricted stock units as they do on stockholders. Additionally, they serve as a constant incentive, regardless of fluctuations in stock price.
We believe that the use of both stock options and restricted stock units is consistent with our compensation philosophy, as each aligns our executives with stockholder interests in different ways.

2016 Decisions.   We granted both stock options and restricted stock units to our Named Executive Officers during 2016. The restricted stock unit awards granted to Messrs. Chirico, Shaffer, Duane and Shiffman, who are on our U.S. payroll, are subject to a performance-based condition that is intended to satisfy the conditions for the deductibility of the awards under Section 162(m) of the Code, in addition to the time-based criteria for vesting. Specifically, the awards required us to achieve $150 million of adjusted net income for any of 2016, 2017, 2018 or 2019. We achieved the required level in 2016. As a result, each of these officers will vest in his award, assuming he remains employed by us through each of the vesting dates, which end in 2020.
Performance Share Units
Objective.   We make annual grants under our 2006 Stock Incentive Plan of performance share units. The purpose of these awards is to provide compensation that is at-risk and contingent on the achievement of the selected performance criteria over an extended period. Performance share units have additional links to our performance and alignment with stockholder interests, as their value will increase if our stock price is higher at the end of the performance cycle than it was on the grant date (and will decrease if the stock price is lower). These awards also have retentive value because they generally only pay out if the participant remains employed for the entire performance cycle.
Considerations.   Performance share unit awards granted in 2016 were subject to a three-year performance cycle, with 50% of the award subject to absolute stock price performance and 50% subject to relative total shareholder return. Prior to 2015, cumulative earnings per share had been the principal component of all annual performance share unit awards. We discontinued using an earnings per share-based measure on the annual PSU awards after 2014, at which time we also changed from awards with a two-year performance cycle with a one year vesting requirement. We changed to the current structure because we believe that using these additional measures for a longer performance cycle provides a balanced focus on driving long-term financial performance with the ultimate goal of creating value for our stockholders, as well as to address views that the use of the same financial measure for both annual and long-term incentive compensation may not be “best practices.” As a result of the change in performance cycle, there were no annual PSU awards with a performance cycle that coincided with the end of our 2016 year.
Potential payouts of performance share unit awards are determined by taking the applicable monetary amounts at threshold, target and maximum and converting the amount to a number of shares based on the value of our Common Stock when the award is granted.
2016 Decisions — New Awards
All of our Named Executive Officers received awards of performance share units in 2016 with respect to a performance cycle covering the three-year period beginning April 26, 2016. One-half of each executive’s award is subject to achievement of absolute stock price growth and the other half is subject to our TSR relative to the total shareholder return of the other companies included in the S&P 500 Index at the time the awards were made. We modified the absolute stock price goal at target (to 10% from 12.5%) to recognize long-term market returns of the S&P 500, while still exceeding historic S&P 500 median returns. For the relative TSR performance metric, we raised the goal at target to also exceed median (to 55th percentile from 50th percentile) and lowered the threshold goal (to 30th percentile from 35th percentile) to balance the increased performance requirement at target. We determined that it was reasonable to require performance at target to exceed the median performance of the S&P 500 and that the lower goal at threshold still achieved the desired pay-for-performance relationship. Additionally, Mr. Chirico’s awards are subject to the condition that he must hold the shares received upon a payout for one year following the payout. This holding requirement is in addition to his ownership guideline. See discussion on page 26. The following are the performance goals:
	Threshold	Target	Maximum
Compound Annual Growth in Stock Price (%)	5	10	20
Relative TSR (Percentile)	30th	55th	80th
These goals are presented solely for the purpose of describing our compensation program. They are not management’s estimates of results or other guidance. Investors should not apply these goals to other contexts.
The following are the potential payouts and the values of the payouts on the grant date:
	Shares (#)			Award Values ($)1
Name	Threshold	Target	Maximum	Threshold	Target	Maximum
Emanuel Chirico	29,742	59,484	118,968	2,905,496	5,810,992	11,621,984
Michael A. Shaffer	2,588	5,175	10,349	252,822	505,546	1,010,994
Francis K. Duane	2,070	4,140	8,279	202,218	404,437	808,776
Daniel Grieder	1,035	2,070	4,140	101,109	202,218	404,437
Steven B. Shiffman	2,070	4,140	8,279	202,218	404,437	808,776

1
The award values are equal to the number of shares multiplied by $97.69, the closing price of our Common Stock on the grant date. The award values are not calculated in the same manner as the grant date fair values that are required to be included in the Summary Compensation Table. See page 36.

2016 Decisions — GRIP II AWARDS
We granted “Growth & Retention Incentive Plan” (“GRIP II”) PSU awards in 2013 to incentivize certain executives, including the NEOs, to oversee the smooth integration of Warnaco’s businesses and the growth of those businesses consistently with management’s plans developed in connection with the acquisition. The performance measures used for these awards were absolute stock price growth and TSR as compared to the TSR of the companies included in the S&P 500 Index at the time the award was made. The financial measures covered a three-year performance cycle.
The performance cycle for the GRIP II awards ended on May 5, 2016. The threshold performance levels were 5% cumulative annual growth for our stock price and TSR in the 35th percentile. We did not achieve threshold performance for either measure and, therefore, there were no payouts.
Other Benefits
Our Named Executive Officers, other than Mr. Grieder, participate in our Pension Plan, Supplemental Pension Plan, Associates Investment Plan (our 401(k) plan, “AIP”), Supplemental Savings Plan and Executive Medical Reimbursement Insurance Plan. Mr. Grieder participates in the Zwitserleven Pensioen Plan (a defined contribution plan for associates in the PVH Europe headquarters in Amsterdam). In addition, Messrs. Chirico and Duane are parties to capital accumulation program agreements with us. See “Executive Compensation — Pension Benefits,” “Executive Compensation — Non-qualified Deferred Compensation” and “Executive Compensation — Summary Compensation Table” for a description of the U.S. programs.
We believe that the benefits offered under our retirement, pension and welfare plans serve a different purpose than do the other components of compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on compensation and years of service. Benefits offered to our executive officers are similar to those that are offered to the general associate population, with some variation to promote tax efficiency and replace benefit opportunities lost due to regulatory limits.
Perquisites are limited and generally consist of discounts in our retail stores available to all associates and, in certain cases, clothing allowances and gym memberships.
*
We provide clothing allowances for purchases at our Calvin Klein Collection store to key executives of our Calvin Klein business, including Mr. Shiffman, as well as certain other executives who regularly speak publicly in order for them to portray the image of our Company and the CALVIN KLEIN brand.

*
We own a car and employ a driver who drives executives to and from meetings, including among our four New York City and five New York metropolitan area offices, and provides other work services (such as messenger services). Although the majority of the driver’s services (and, therefore, the costs associated with the car) are for business purposes, we allow Mr. Chirico to use the service for personal purposes, generally his daily commute, as we believe this service enables him to be more productive during this time.

*
Mr. Grieder is a resident of Switzerland and receives a housing allowance to cover housing expenses while working in Amsterdam, where our European operations are based. We believe this to be a common employment practice for key executives in Europe who work outside their home countries and return to their home countries for weekends.

*
We also pay for Mr. Grieder’s personal travel costs between Amsterdam and Zurich, subject to an annual cap, in accordance with the practice of our Amsterdam office for all executives who commute to and from a home country.

*
Additionally, we reimburse Mr. Grieder for annual tax services, subject to an annual cap. This is another benefit we provide to senior executives in Amsterdam who live in other countries.

*
As part of certain of our marketing activities, including sponsorships of the National Football League’s New York Giants and the National Basketball Association’s Brooklyn Nets, we have a limited number of tickets (including use of a suite) to New York Giants football games at MetLife Stadium and events at the Barclays Center. These are provided at no cost to us and, at times, may be used personally by our NEOs, as they are available to all of our associates on a non-discriminatory basis. We also own rights to suites at Amsterdam Arena (home of Ajax Amsterdam, a team in the Eredivisie, the top soccer league in the Netherlands) and MetLife Stadium for the New York Jets, as well as a box for the United States Tennis Association’s U.S. Open. Although primarily used for business purposes, tickets to the suites and box may on occasion be used personally by associates, including our NEOs.

Administration of Compensation Programs
General
Although this discussion and analysis is framed in terms of  “our” (i.e., management’s) approach to compensation and speaks to actions taken by the Compensation Committee of the Board of Directors, our compensation program is a cooperative effort among management, the Committee and the full Board, with advice from ClearBridge Compensation Group, LLC (who we refer to as “ClearBridge”). ClearBridge is engaged by, and reports directly to, the Committee and has been determined by the Committee to be independent under SEC rules and NYSE listing standards. ClearBridge also advises, and reports to, the Nominating, Governance & Management Development Committee on non-employee director compensation.

Our compensation program and plans have flexibility that permit the use of other elements and varying terms. The Compensation Committee reviews the program annually, keeping abreast of regulatory changes, following marketplace developments and analyzing practices within our peer group.
This effort is intended to ensure that our practices are consistent with stockholder interests and enable us to recruit, retain and motivate qualified associates. In administering the program each year, the Compensation Committee determines what elements to use, the terms of all awards and, with respect to performance cycles concluded, the achievement of financial goals and any payouts to be made.
Use of Non-GAAP Results.   Performance targets based on corporate or business unit performance are typically measured on a non-GAAP basis. The Compensation Committee determines at the time it establishes the targets certain types of expenses, costs and other matters (such as acquisition and related restructuring and integration costs and subsequent changes in tax or accounting rules) that it believes should not affect the calculation of the achievement of a performance goal. Business unit performance targets also typically exclude corporate allocations, costs associated with corporate initiatives, and other matters that management recommends to the Committee not to be considered.
The corporate and business unit earnings targets discussed in this Proxy Statement all include adjustments and exclusions of the type discussed. These adjustments and exclusions may differ from those used by management when providing guidance and discussing results, particularly as a year progresses and unanticipated items are incurred, and as a multi-year performance cycle progresses and specific items are identified, actual costs are quantified and unanticipated items are incurred. As a result, the earnings results and targets discussed above differ from, or may not in the future be aligned with, our reported earnings.
Timing of Equity Awards.   Our equity award policy provides that the annual grant of stock options and restricted stock units to our senior executives, including our NEOs, generally will be approved by the Compensation Committee at a meeting held during the period commencing two days after the public release of the prior year’s earnings results and ending two weeks prior to the end of the first fiscal quarter of the current year. PSU awards are made later in the first quarter to provide time to finalize financial goals and, because the goals include stock price performance, so that the end of the performance cycle occurs shortly after we report our year-end earnings.
Equity awards may be made to our NEOs outside of the annual grant process in connection with a promotion, assumption of new or additional duties or other appropriate reason. All such grants to our NEOs must be approved by the Committee and generally will be made on the first business day of the month following the effective date of the precipitating event (or on the effective date, if the first business day of a month). The Committee retains the discretion not to make grants at the times provided in the policy if the members determine it is not appropriate to make a grant at such time, such as if they are in possession of material non-public information. Additionally, the Committee retains the discretion to make grants, including an annual equity grant, at times other than as provided in the policy if the members determine circumstances, such as changes in accounting and tax regulations, warrant making a grant at such other times.
Industry Peer Group
The Compensation Committee considers a study compiled by ClearBridge of compensation packages for executives in an industry peer group, generally culled from public filings and published compensation benchmark surveys, as part of its review when considering compensation packages. On an annual basis, ClearBridge identifies companies involved in the wholesale or retail of apparel and related products that use similar channels of distribution and are of a comparable size to us and the Committee reviews, considers and approves the group. The peer group is used to provide market context for compensation decisions, both because these are the companies with which we compete for executive talent and it helps the Committee assess the reasonableness of our compensation packages.
The peer group consists of public companies with wholesale or retail apparel or related products businesses that had revenues for their most recently completed fiscal year between approximately 45% and 200% of our annual revenue. The peer group was the same group as used in 2015.
Abercrombie & Fitch Co.	Hanesbrands Inc.	Ralph Lauren Corporation
Avon Products, Inc.	L Brands, Inc.	The Gap, Inc.
Burberry Group plc	Levi Strauss & Co.	Tiffany & Co.
Coach, Inc.	Luxottica Group S.p.A.	V.F. Corporation
The Estee Lauder Companies Inc.	Michael Kors Holdings Limited
Prohibition on Pledging and Hedging
We have a comprehensive insider trading policy that includes a prohibition on pledging our securities, holding them in a margin account or engaging in hedging and similar transactions in respect of them. This policy, applicable to all officers (as defined under the Exchange Act) and directors, was put into place to ensure that the interests of these individuals remain aligned with those of our stockholders and they continue to have the incentive to execute our long-term plans and achieve the performance for which their equity awards are intended.
Clawbacks
All of our incentive compensation plans have provisions that allow us to seek recovery against individual executive officers for amounts paid under the plan in certain events due to fraud or misconduct.

Internal Pay Equity
We do not have a policy regarding internal pay equity but we do review compensation levels to ensure that appropriate internal pay equity exists. In some cases, there are differences in the compensation packages awarded to our Named Executive Officers, such as differences in the percentage of base salary payable under our incentive awards. These differences are largely the result of benchmarking but also reflect the NEO’s seniority, relative pay, tenure in his position and similar considerations. With these exceptions, our policies and decisions relating to our NEO compensation packages are substantially identical.
The following charts show the ratios of Mr. Chirico’s target total direct compensation to that of the next highest paid executive officer and to that of the other NEOs for each of the past three years:
Federal Income Tax Deductibility of Executive Compensation
Section 162(m) of the Code generally limits to $1 million per year the amount a publicly held corporation may deduct as a business expense in respect of compensation paid to a company’s chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer. The limit is subject to certain exceptions, including an exclusion of qualified performance-based compensation. Compensation paid or received under our incentive plans (other than solely time-based restricted stock and restricted stock units) is generally intended to satisfy the requirements for deductibility. Nonetheless, our philosophy and decisions are driven by factors not limited to deductibility and there have been (and there may be future) instances where we determine that it is in our best interest to provide compensation that is not fully deductible. This was the case, for example, when Mr. Chirico’s and Mr. Duane’s base salaries were set.

Employment Agreements, Termination of Employment and Severance

We have employment agreements with our Named Executive Officers. These agreements generally provide them with severance benefits while providing us with the protections of restrictive covenants. We use them to attract and retain qualified executives who could have job alternatives that they might accept absent the arrangements. The material terms of these agreements are described on pages 39 to 41. ClearBridge has advised us that the employment agreements for our U.S.-based executives provide benefits that are generally “market,” particularly within our industry peer group. The severance multiplier for our CEO is 2X base salary and target bonus (3X in the event of a change in control); the multiplier for the other U.S.-based NEOs is 1.5X (2X in the event of a change in control).
Name	Description	SEC Filing
Emanuel Chirico	Second Amended and Restated Employment Agreement	* Annual Report on Form 10-K for the fiscal year ended February 1, 2009, Exhibit 10.15
	First Amendment to Second Amended and Restated Employment Agreement	* Quarterly Report on Form 10-Q for the period ended May 2, 2010, Exhibit 10.1
	Second Amendment to Second Amended and Restated Employment Agreement	* Quarterly Report on Form 10-Q for the period ended August 1, 2010, Exhibit 10.6
	Third Amendment to Second Amended and Restated Employment Agreement	* Current Report on Form 8-K filed January 28, 2011, Exhibit 10.1
Michael A. Shaffer	Second Amended and Restated Employment Agreement	* Annual Report on Form 10-K for the fiscal year ended February 1, 2009, Exhibit 10.30
	First Amendment to Second Amended and Restated Employment Agreement	* Current Report on Form 8-K filed January 28, 2011, Exhibit 10.2
Francis K. Duane	Second Amended and Restated Employment Agreement	* Annual Report on Form 10-K for the fiscal year ended February 1, 2009, Exhibit 10.19
	First Amendment to Second Amended and Restated Employment Agreement	* Quarterly Report on Form 10-Q for the period ended May 2, 2010, Exhibit 10.3
	Second Amendment to Second Amended and Restated Employment Agreement	* Current Report on Form 8-K filed January 28, 2011, Exhibit 10.3
Daniel Grieder	Employment Contract	* To be filed as an exhibit to the Quarterly Report on Form 10-Q for the quarter ended April 30, 2017
Steven B. Shiffman	Second Amended and Restated Employment Agreement First Amendment to Second Amended and Restated Employment Agreement Second Amendment to Second Amended and Restated Employment Agreement	* Annual Report on Form 10-K for the fiscal year ended February 1, 2015, Exhibits 10.25, 10.26 and 10.27
Change In Control Provisions In Equity Plans and Awards
Our 2006 Stock Incentive Plan was amended in 2014 to provide that awards vest after a change in control (provided the awards are assumed by the acquirer) upon the earlier of the original vesting date or a termination of employment (other than for cause or voluntarily without good reason) within two years of the change in control (i.e., double trigger). The equity awards we granted prior to 2014 automatically vest upon a change in control (i.e., single trigger).
Use of Tally Sheets
We review tally sheets annually. The tally sheets cover prior year compensation and proposed compensation for the then-current year, including all elements of cash compensation, incentive compensation, perquisites and benefits. They also cover eight different termination of employment scenarios and up to 12 elements of compensation applicable to the relevant executive.

The tally sheets illustrate compensation opportunities and benefits and quantify payments and other value an executive would receive in the various termination of employment scenarios, meaning they show full “walk away” values. As such, they enable the Compensation Committee to see and evaluate the full range of executive compensation, understand the magnitude of potential payouts as a result of retirement, change in control and other events resulting in termination of employment, and consider changes to our compensation program, arrangements and plans in light of  “best practices” and emerging trends.
Stock Ownership

All of our Named Executive Officers are in compliance with our stock ownership guidelines (described on page 26) as of the date of this Proxy Statement.
Stockholder Engagement

We engage with stockholders on inquiries regarding our compensation practices, as well as periodically seeking input from them for their views on our compensation program and the compensation paid to Mr. Chirico and the other NEOs. The Compensation Committee has discussed and considered communications received from stockholders relating to our compensation program and the Committee Chairman has responded to inquiries, where appropriate. In addition, the Committee Chairman typically attends our Annual Meeting (along with the other Committee members) and is available to answer questions raised at the meeting.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The Summary Compensation Table includes the 2014, 2015 and 2016 compensation data for our Named Executive Officers.
Name and Principal Position	Years of Service1	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards2 ($)	Option Awards3 ($)	Non-Equity Incentive Plan Compensation4 ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings5 ($)	All Other Compensation6 ($)	Total ($)
Emanuel Chirico, age 59 Chairman and Chief Executive Officer, PVH Corp.	23	2016	1,350,000	0	6,867,719	2,491,935	4,050,000	1,184,388	150,488	16,094,530
		2015	1,350,000	0	5,343,812	2,161,688	2,531,250	107,190	130,226	11,624,166
		2014	1,350,000	0	5,316,787	2,603,832	1,771,875	1,827,043	156,995	13,026,532
Michael A. Shaffer, age 54 Executive Vice President and Chief Operating & Financial Officer, PVH Corp.	26	2016	891,667	0	1,251,912	673,785	1,575,000	349,103	61,320	4,802,787
		2015	866,667	0	801,380	662,345	907,813	0	50,709	3,288,914
		2014	833,333	0	699,849	681,956	557,855	596,007	63,822	3,432,822
Francis K. Duane, age 60 Chief Executive Officer, Heritage Brands and North America Wholesale, PVH Corp.	18	2016	1,091,667	0	1,051,384	584,660	1,925,000	700,633	72,561	5,425,905
		2015	1,066,667	0	651,127	613,016	1,082,525	43,939	60,634	3,517,908
		2014	1,041,667	0	649,914	738,316	689,115	1,074,625	76,745	4,270,382
Daniel Grieder, age 557 Chief Executive Officer, Tommy Hilfiger Global and PVH Europe	20	2016	937,209	0	900,790	631,005	1,682,014	N/A	148,269	4,299,287
		2015	927,585	0	500,380	471,861	1,308,704	N/A	159,346	3,367,876
		2014	928,169	0	500,777	571,884	1,016,723	N/A	174,534	3,192,087
Steven B. Shiffman, age 59 Chief Executive Officer, Calvin Klein	24	2016	908,333	0	1,201,661	538,315	1,081,788	367,852	72,167	4,170,116
		2015	866,667	0	501,099	282,310	680,050	94,106	71,472	2,495,704
		2014	808,333	0	500,244	342,524	648,890	599,946	87,419	2,987,356

1
This represents service with us, including, with respect to Mr. Grieder, service with companies we acquired and their predecessors. It is not the same as their credited service for pension plan purposes, where applicable.

2
The compensation reported represents the aggregate grant date fair value of restricted stock units and performance share units granted in the fiscal year listed. These are multi-year awards that pay out in future years if performance objectives and service requirements are met. The reported compensation includes the full grant date value of each award in accordance with SEC rules but we expense the cost over the period during which performance is measured or service is required.

The following sets forth the breakdown between restricted stock units and performance share units of the referenced stock awards:
Name	Fiscal Year	Restricted Stock Units ($)	Performance Share Unit Awards ($)	Total Stock Awards ($)
Emanuel Chirico	2016	1,850,244	5,017,475	6,867,719
	2015	1,525,214	3,818,598	5,343,812
	2014	1,525,243	3,791,544	5,316,787
Michael A. Shaffer	2016	750,196	501,716	1,251,912
	2015	550,127	251,253	801,380
	2014	450,300	249,549	699,849
Francis K. Duane	2016	650,011	401,373	1,051,384
	2015	450,084	201,043	651,127
	2014	450,300	199,614	649,914
Daniel Grieder	2016	700,103	200,687	900,790
	2015	500,380	0	500,380
	2014	500,777	0	500,777
Steven B. Shiffman	2016	800,288	401,373	1,201,661
	2015	300,056	201,043	501,099
	2014	300,630	199,614	500,244

The fair value of restricted stock units is equal to the closing price of our Common Stock on the grant date multiplied by the number of units granted. The fair value of performance share units granted during 2014 is equal to the number of units multiplied by the closing price of our Common Stock on the grant date, reduced for the present value of any dividends that were expected to be paid on our Common Stock during the performance cycle, as the units did not accrue dividends prior to the completion of the performance cycle. The performance share units granted during 2015 and 2016 are subject to market conditions. The fair value of each such award was established on the grant date using the Monte Carlo simulation model, which was based on the following assumptions:
	2016	2015
Weighted average grant date fair value per performance share unit	$86.96	$101.23
Risk-free interest rate	1.04%	0.90%
Expected annual dividends per share	$0.15	$0.15
Expected Company volatility	28.33%	29.10%
The fair value of performance share units reflects the value of the award at the grant date based on the probable outcome of the performance conditions. Mr. Chirico’s award granted in 2016 is subject to a holding period of one year after the vesting date. For such award, the grant date fair value was discounted 12.99% for the restriction of liquidity. The value of performance share units on the grant date at the maximum performance payout level is shown in the following table and was calculated by multiplying the maximum number of shares by the closing price of our Common Stock on the grant date.
Name	2016	2015	2014
Emanuel Chirico	$11,621,984	8,762,495	$8,550,061
Michael A. Shaffer	1,010,994	512,483	500,089
Francis K. Duane	808,776	409,966	400,122
Daniel Grieder	404,437	0	0
Steven B. Shiffman	808,776	409,966	400,122
3
The compensation reported represents the aggregate grant date fair value of stock options granted to each of our NEOs in the fiscal year listed. The fair value of each award is estimated as of the grant date using the Black-Scholes-Merton option valuation model.

The following summarizes the assumptions used to estimate the fair value of stock options granted in the fiscal year listed:
	2016	2015	2014
Weighted average grant date fair value per option	$35.65	$40.30	$56.12
Weighted average risk-free interest rate	1.44%	1.53%	2.15%
Expected annual dividends per share	$0.15	$0.15	$0.15
Weighted average Company volatility	34.67%	36.31%	44.11%
Weighted average expected option term, in years	6.25	6.25	6.25
4
The compensation reported consists of payouts under our Performance Incentive Bonus Plan. Cash awards are recognized under SEC rules in the year earned, in contrast to our equity awards, which are recognized in the year granted.

5
The compensation reported consists of the changes in values under our Pension Plan, our Supplemental Pension Plan and each Named Executive Officer’s capital accumulation program agreement, if any, as follows:

Name	Fiscal Year	Change in Pension Plan Value ($)	Change in Supplemental Pension Plan Value ($)	Change in Capital Accumulation Program Value ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings† ($)
Emanuel Chirico	2016	70,979	985,601	127,808	1,184,388
	2015	(21,811)	139,499	(10,498)	107,190
	2014	172,038	1,536,985	118,020	1,827,043
Michael A. Shaffer	2016	60,200	288,903	N/A	349,103
	2015	(39,296)	16,095	N/A	0
	2014	167,228	428,779	N/A	596,007
Francis K. Duane	2016	65,797	515,489	119,347	700,633
	2015	(11,876)	85,919	(30,104)	43,939
	2014	147,563	779,007	148,055	1,074,625
Daniel Grieder	2016	N/A	N/A	N/A	N/A
	2015	N/A	N/A	N/A	N/A
	2014	N/A	N/A	N/A	N/A
Steven B. Shiffman	2016	70,372	297,480	N/A	367,852
	2015	(21,459)	115,565	N/A	94,106
	2014	170,125	429,821	N/A	599,946

†
The amounts reported represent the aggregate change in the actuarial value of the NEOs’ accumulated benefits under all defined benefit plans. The amount reported for the total change in pension present value for Mr. Shaffer in 2015 is zero, as the change in the aggregate value is negative.

Additional information regarding our Pension Plan, our Supplemental Pension Plan and our capital accumulation program is included in this section under the Pension Benefits table and under the heading “Defined Benefit Plans.”

6
The following table provides additional information about the amounts that appear in the All Other Compensation column:

All Other Compensation
Name	Fiscal Year	Clothing Allowance ($)	Personal Travela ($)	Housing ($)	Otherb ($)	Contributions to Defined Contribution Plansc ($)	Executive Medical Premiums ($)	Otherd ($)	Total ($)
Emanuel Chirico	2016	0	26,725	0	0	117,763	6,000	0	150,488
	2015	0	28,607	0	0	94,981	6,638	0	130,226
	2014	0	26,020	0	0	117,304	13,671	0	156,995
Michael A. Shaffer	2016	0	0	0	—	55,320	6,000	0	61,320
	2015	0	0	0	—	44,071	6,638	0	50,709
	2014	0	0	0	—	50,151	13,671	0	63,822
Francis K. Duane	2016	0	0	0	—	66,561	6,000	0	72,561
	2015	0	0	0	—	53,996	6,638	0	60,634
	2014	0	0	0	—	63,074	13,671	0	76,745
Daniel Grieder	2016	0	36,240	53,035	2,762	10,552	0	45,680	148,269
	2015	0	36,178	52,958	2,985	9,966	0	57,259	159,346
	2014	0	35,498	62,971	6,070	69,995	0	0	174,534
Steven B. Shiffman	2016	17,152	0	0	0	49,015	6,000	0	72,167
	2015	18,032	0	0	0	46,802	6,638	0	71,472
	2014	19,905	0	0	0	53,843	13,671	0	87,419

a
For Mr. Chirico, this represents personal use of the Company car and driver. See discussion on page 31. For Mr. Grieder, this represents personal travel expense relating to travel between our PVH Europe/Tommy Hilfiger global headquarters in Amsterdam and his home in Zurich. See discussion on page 31.

b
Other perquisites include gym memberships and personal tax services. A dash indicates that the NEO received a personal benefit but the amount was not required to be disclosed under SEC rules.

c
For U.S.-based NEOs, this represents contributions to our AIP and our Supplemental Savings plan. For Mr. Grieder, this represents contributions to Zwitserleven Pensioen Plan (a defined contribution plan for our associates in our European headquarters in Amsterdam).

d
A change in Dutch law that became effective in 2015 limits the allowed contributions to a defined contribution plan. As a result, we implemented a plan to pay associates who participate in that plan, including Mr. Grieder, decreasing amounts in lieu of the contribution that would otherwise have been paid on their behalf to the Zwitserleven Pensioen Plan over the five-year period ending 2019.

7
The cash portion of Mr. Grieder’s compensation was paid in euros and has been converted at euro to U.S. dollar exchange rates of 1.1049 for 2016, 1.1033 for 2015 and 1.3119 for 2014, which were the average exchange rates for the applicable fiscal years.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards1			Estimated Future Payouts Under Equity Incentive Plan Awards2			All Other Stock Awards: Number of Shares of Stock or Units3 (#)	All Other Option Awards: Number of Securities Underlying Options4 (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards5 ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Emanuel Chirico	4/1/2016								69,900	99.39	2,491,935
	4/1/2016							18,616			1,850,244
	4/26/2016				29,742	59,484	118,968				5,017,475
	4/26/2016	1,012,500	2,025,000	4,050,000
Michael A. Shaffer	4/1/2016								18,900	99.39	673,785
	4/1/2016							7,548			750,196
	4/26/2016				2,588	5,175	10,349				501,716
	4/26/2016	337,500	720,000	1,575,000
Francis K. Duane	4/1/2016								16,400	99.39	584,660
	4/1/2016							6,540			650,011
	4/26/2016				2,070	4,140	8,279				401,373
	4/26/2016	412,500	825,000	1,925,000
Daniel Grieder	4/1/2016								17,700	99.39	631,005
	4/1/2016							7,044			700,103
	4/26/2016				1,035	2,070	4,140				200,687
	4/26/20166	480,575	961,151	1,682,014
Steven B. Shiffman	4/1/2016								15,100	99.39	538,315
	4/1/2016							8,052			800,288
	4/26/2016				2,070	4,140	8,279				401,373
	4/26/2016	346,875	693,750	1,618,750

1
These amounts represent potential payouts of cash awards under our Performance Incentive Bonus Plan with respect to 2016 performance.

2
These amounts represent potential payouts of performance share unit awards under our 2006 Stock Incentive Plan subject to a three-year performance cycle. The shares received by Mr. Chirico, in the event his award pays out, are also subject to a holding period of one year after the vesting date.

3
These amounts represent restricted stock units granted under our 2006 Stock Incentive Plan. These restricted stock units vest in four equal installments on each of the first through fourth anniversaries of the grant date and are settled by the delivery of stock as soon as practicable after each vesting date. In addition, the awards made to the U.S.-based NEOs were subject to a performance condition requiring us to achieve $150 million of adjusted net income for any of 2016, 2017, 2018 or 2019. We achieved the required levels of adjusted net income in 2016. As a result, each of these NEOs’ awards will vest if he remains employed by us through each service-based vesting date.

4
These amounts represent stock options granted under our 2006 Stock Incentive Plan, which have a 10-year term and vest in four equal installments on each of the first through fourth anniversaries of the grant date.

5
Grant date fair values were computed in accordance with Financial Accounting Standards Board (“FASB”) guidance for stock-based compensation.

6
Potential cash payouts for Mr. Grieder have been converted at a euro to U.S. dollar exchange rate of 1.1049, which was the average exchange rate for 2016.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Contracts
Emanuel Chirico, Michael A. Shaffer, Francis K. Duane and Steven B. Shiffman
Our employment agreements with each of Messrs. Chirico, Shaffer, Duane and Shiffman outline the compensation and benefits to be paid to these executives during their employment. The agreements for Messrs. Chirico, Shaffer and Duane provide for an annual review of their respective salaries and permit upward adjustments of salary. In addition, the agreements set forth these executives’ rights to severance upon termination of employment.
Generally, each executive is entitled to severance only if his employment is terminated by us without “cause” or if he terminates his employment for “good reason.”

“Cause” is generally defined as:
*
gross negligence or willful misconduct in the executive’s performance of the material responsibilities of his position, which results in material economic harm to us or our affiliates or in reputational harm causing demonstrable injury to us or our affiliates;

*
the executive’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness);

*
the executive’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation);

*
the executive’s having willfully divulged, furnished or made accessible any confidential information (as defined in the employment agreement); or

*
any act or failure to act by the executive, which, under the provisions of applicable law, disqualifies him from acting in his position.

“Good reason” is generally defined as:
*
the assignment to the executive of any duties inconsistent in any material respect with his position or any other action that results in a material diminution in such position;

*
a reduction of base salary;

*
the taking of any action that substantially diminishes (a) the aggregate value of the executive’s total compensation opportunity, and/or (b) the aggregate value of the employee benefits provided to him;

*
requiring that the executive’s services be rendered primarily at a location or locations more than 35 miles (75 miles for Messrs. Shaffer and Shiffman) from the Company’s principal executive offices;

*
for Mr. Chirico only, solely after a change in control of the Company, a change in the Chairman of the Board of Directors such that neither the person holding such position immediately prior to the change in control nor Mr. Chirico is serving as the Chairman at any time during the one-year period following such change in control (other than as a result of such person’s cessation of service due to death or disability); or

*
for Messrs. Chirico and Duane, our failure to require any successor to assume expressly and agree to perform the executive’s employment agreement.

Generally, in the event of a termination of employment without cause or for good reason each of these executives is entitled to one and a half times (two times for Messrs. Chirico and Shiffman) the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). Payments to Messrs. Chirico, Shaffer, Duane and Shiffman are subject to them executing a release of claims in our favor. All such payments are payable in accordance with our payroll schedule in 36 (48 for Messrs. Chirico and Shiffman) substantially equal installments.
The agreements generally provide that for 18 months (two years for Mr. Chirico and 12 months for Mr. Shiffman) following the termination of the executive’s employment without cause or for good reason, medical, dental, life and disability insurance coverages are continued for the executive (and his family, to the extent participating prior to termination of employment), subject to cessation if the executive obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). The executive is required to pay the active employee rate, if any, for such coverage.
Messrs. Chirico, Shaffer, Duane and Shiffman also are entitled, in lieu of the above and subject to executing a release of claims in our favor, to severance upon the termination of their employment without cause or for good reason within two years after a change in control of the Company (as defined in the agreements). In either such case, the executive will receive an aggregate amount equal to two times (three times for Mr. Chirico) the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum if the change in control constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Code). This amount will be paid in 48 (72 for Mr. Chirico) substantially equal payments if the change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” under Section 409A. These executives also receive comparable medical, dental, life and disability insurance coverage for themselves and their families for the two-year (three-year for Mr. Chirico) period immediately following such a termination, without a duty to mitigate or obtain replacement coverage from a subsequent employer. In addition, if the receipt of the foregoing severance would subject the executive to the excise tax on excess parachute payments under Section 4999 of the Code, his severance would be reduced by the amount required to avoid the excise tax if such a reduction would give him a better after-tax result than if he received the full severance amount.
The agreements also include certain restrictive covenants in favor of the Company. The covenants include prohibitions during and after employment against the use of confidential information and soliciting our employees for employment by themselves or anyone else and, other than following a termination without cause or for good reason, competing against us by accepting employment or being otherwise affiliated with a competitor (for Messrs. Chirico and Duane) or interfering with our business relationships.

Daniel Grieder
Our employment agreement with Mr. Grieder outlines the compensation and benefits to be paid to him. In addition, the agreement sets forth the parties’ rights to terminate Mr. Grieder’s employment and the restrictive covenants in our favor to which he has agreed.
Mr. Grieder’s employment agreement, which became effective as of March 20, 2017, provides that he will serve as the Chief Executive Officer of Tommy Hilfiger Global and PVH Europe, or in such other position or positions as our Chief Executive Officer or Board of Directors may designate. It also provides that his compensation is subject to annual review and upward adjustment. The terms include payment or reimbursement of personal expenses relating to annual housing costs, personal tax and accounting support, and costs related to travel between Mr. Grieder’s home country and our PVH Europe/Tommy Hilfiger global offices in Amsterdam. We believe the payment and reimbursement of these types of costs is common practice for key executives in Europe who work in one country and regularly travel to their residence in their home country and is also consistent with certain costs of other senior executives in our Amsterdam office who travel back to their home country residences.
The employment agreement also sets forth Mr. Grieder’s rights to severance upon termination of employment and restrictive covenants in our favor. Generally, Mr. Grieder is entitled to severance only if his employment is terminated without “cause” or if he terminates employment for “good reason.” “Cause” is generally defined as an urgent cause within the meaning of Dutch law and, to the extent not covered thereby, (1) gross negligence or willful misconduct by Mr. Grieder in his performance of the material responsibilities of his office or position, which results in material economic harm to us or in material reputational harm causing demonstrable injury to us; (2) Mr. Grieder’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness), after delivery of a written demand for substantial performance Mr. Grieder’s failure to cure such performance failure to our reasonable satisfaction within 20 days following his receipt of such written demand; (3) Mr. Grieder’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law or the equivalent under the law of any foreign jurisdiction (other than a traffic violation); (4) Mr. Grieder’s having willfully divulged, furnished or made accessible confidential information (as defined in the employment agreement); or (5) any act or failure to act by Mr. Grieder which, under the provisions of applicable law, disqualifies him from acting in any or all capacities in which he is then acting for us. “Good reason” is generally defined as (i) the assignment to Mr. Grieder of any duties inconsistent in any material respect with his position, or any other action by us that results in a material diminution in such position; (ii) a reduction of base salary; (iii) the taking of any action by us that substantially diminishes (A) the aggregate value of Mr. Grieder’s total compensation opportunity, or (B) the aggregate value of the employee benefits provided to him relative to all other similarly situated senior executives; or (iv) requiring that Mr. Grieder’s services be rendered primarily at a location or locations more than 75 miles from the location of our principal office in Amsterdam.
Either party may terminate Mr. Grieder’s employment agreement, subject to a notice period of six months for Mr. Grieder and 12 months for us, in the event of a termination without cause by us or for good reason by Mr. Grieder or a termination by voluntary resignation (without good reason) by Mr. Grieder. The agreement automatically terminates upon the end of the month in which Mr. Grieder turns the statutory pension age under Dutch law.
If Mr. Grieder’s employment is terminated without cause or for good reason, he is entitled to the greater of  (x) his base salary for 12 months and (y) the statutory severance amount provided for under Dutch law. The severance amount is payable in accordance with the Amsterdam office’s regular payroll schedule in 12 substantially equal payments, commencing on the first scheduled payroll date that occurs on or following the date that is 30 days after Mr. Grieder’s termination of employment. It is payable only if Mr. Grieder’s employment is terminated amicably through the execution and delivery by the parties of a settlement agreement acceptable under Dutch law. Mr. Grieder will receive the transition payment provided for under Dutch law if a settlement agreement is not entered into. In the event of a termination of employment without cause or for good reason, Mr. Grieder is also eligible to receive a pro rata payout of any bonus award granted with respect to the performance cycle during which notice of termination is given, based on the actual performance level achieved for the entire cycle against the performance measures established for Mr. Grieder’s award. Any pro rata payout is payable at the same time that bonuses for the performance cycle are paid to similarly situated executives.
If Mr. Grieder voluntarily resigns without good reason, he is generally entitled to receive base salary for six months after the conclusion of the notice period, paid in six substantially equal payments, in consideration of his covenant not to compete.
Mr. Grieder’s employment agreement also provides that in the event of his disability, which means his inability to work for a 104-week period, Mr. Grieder is entitled to receive 70% of his base salary for the 104-week period, and we would be entitled to terminate his employment if and when permitted by applicable law and our short-term and long-term disability policies then in effect for the Amsterdam office.
The restrictive covenants in Mr. Grieder’s agreement include prohibitions during and following employment against Mr. Grieder’s use of confidential information, soliciting Company employees for employment by himself or anyone else, interfering with our business relationships, and, other than following a termination of employment without cause or for good reason, competing against us by accepting employment or being otherwise affiliated with a direct competitor of our primary businesses or products as of the date of termination.

Other Arrangements
There are a number of other arrangements that would result in payments or other benefits to some or all of our Named Executive Officers upon a termination of employment or in the event of a change in control, in addition to the severance arrangements described above.
2006 Stock Incentive Plan
Our 2006 Stock Incentive Plan provides for the granting of incentive and non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance share units and other stock-based awards. To date, we have granted to the NEOs (i) service-based non-qualified stock options, restricted stock and restricted stock units; (ii) contingently issuable performance share units; and (iii) restricted stock units that are intended to satisfy the performance-based condition for deductibility under Section 162(m) of the Code.
The following describes the effect upon stock option, restricted stock unit, and performance share unit awards in the event of a termination of employment or change in control.
Stock Options
Unvested stock options granted after 2013 that are assumed by an acquirer upon a change in control will continue to vest on their original schedule and only become immediately exercisable in full after termination of employment (other than for cause or without good reason (as and if defined in a participant’s employment agreement)) within two years of the change in control (i.e., double trigger). All unvested stock options granted prior to 2014 or granted after 2013 but not assumed by an acquirer upon a change in control will become immediately exercisable in full upon a change in control of the Company. In addition, in the event of death, all unvested stock options generally become immediately exercisable. Unvested stock options are forfeited immediately if the recipient retires prior to December 31 of the year in which the options were granted but otherwise generally become immediately exercisable upon retirement. If such options are not thereafter exercised, they will expire, generally within three months after the qualification of the representative of such optionee’s estate in the event of such optionee’s death or three years in the event of such optionee’s retirement. In all other circumstances, all unvested stock options will expire upon the termination of the optionee’s employment. If an optionee leaves our employ prior to his or her death or retirement, for any reason other than a termination for cause, any then exercisable stock options previously granted to but not exercised by such optionee will expire within 90 days of such optionee’s termination of employment. All exercisable stock options will expire upon an optionee’s termination of employment in the event an optionee is terminated for cause. Each of our Named Executive Officers holds stock options.
Restricted Stock Units
Unvested restricted stock units granted after 2013 that are assumed by an acquirer upon a change in control will continue to vest on their original schedule and only vest in full on an accelerated basis after termination of employment (other than for cause or without good reason (as and if defined in a participant’s employment agreement)) within two years of the change in control (i.e., double trigger). All outstanding restricted stock units granted prior to 2014 or granted after 2013 but not assumed by an acquirer upon a change in control vest in full on an accelerated basis upon the change in control. All outstanding restricted stock units vest in full in the event the recipient dies. In the event of retirement, restricted stock units generally vest in full, except that restricted stock units are forfeited immediately if the recipient retires prior to December 31 of the year in which the restricted stock units were granted. When the recipient’s employment terminates for any other reason, unvested restricted stock units are forfeited immediately. Each of our Named Executive Officers holds restricted stock units.
Performance Share Units
The following sets forth the effect upon performance share units of certain triggering events occurring during a performance cycle:
Death
For all awards, except for the awards granted in 2015, the participant’s estate will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant. For the awards granted in 2015, the participant’s estate will receive the payout based on actual performance as of the date of the participant’s death, prorated to reflect the portion of the performance cycle worked by the participant.

Change in Control
Awards granted in or after 2014 and assumed by the acquirer upon a change in control will be deemed to have satisfied the performance level achieved (if calculable at the time) or at target (if performance is not calculable or less than half the performance cycle has elapsed). The awards will then be deemed to be time-based and will vest upon the earlier of the participant’s termination of employment (other than for cause or without good reason (as defined in the participant’s employment agreement, if any)) or the scheduled end of the performance cycle (i.e., double trigger). The participant will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant, for awards not assumed by the acquirer upon a change in control.

Disability
The participant will receive the payout, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.

Termination Without Cause/Termination For “Good Reason”1
The participant will receive the payout, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant, if at least the first fiscal year during the performance cycle has been completed. If the participant is terminated prior to the applicable period, the participant will not receive a payout.

Retirement
The participant will receive the full payout, if any, that would have been payable to the participant for the performance cycle, if the participant retires on or after the last day of the fiscal year during which the award was granted. If the participant retires prior to the applicable period, the participant will not receive a payout.

1
“Good reason” is as defined under the participant’s employment agreement.

In all other cases, a participant must be employed by us on the last day of the performance cycle in order to remain eligible to receive an award. The payout in the event of death or a change in control will be paid within 30 days of death or the change in control, as the case may be, unless to do so would trigger the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill. Each of our NEOs has received performance share unit awards.
Performance Incentive Bonus Plan
We pay annual cash bonuses under our Performance Incentive Bonus Plan based upon corporate and business unit performance. The following sets forth the effect upon Plan awards of certain triggering events occurring during a performance cycle:
Death	The participant’s estate will receive the target level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Change in Control	The participant will receive the target level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Disability/Retirement/Termination Without Cause/Termination For “Good Reason”1
The participant will receive the payout, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.

1
“Good reason” is as defined under the participant’s employment agreement.

In all other cases, a participant must be employed by us on the last day of the performance cycle in order to remain eligible to receive an award. The bonus in the event of death or a change in control will be paid within 30 days of death or the change in control, as the case may be, unless to do so would trigger the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill. Each of our NEOs has been a participant in our Performance Incentive Bonus Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		OPTION AWARDS1				STOCK AWARDS
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested2 (#)	Market Value of Shares or Units of Stock That Have Not Vested3 ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested3 ($)
Emanuel Chirico	4/16/2009	156,000	0	26.11	4/16/2019
	6/25/2009	302,000	0	28.46	6/25/2019
	4/5/2012	46,300	0	91.88	4/5/2022
	5/1/2013	37,500	12,500	115.05	5/1/2023
	4/3/2014	23,100	23,100	124.53	4/3/2024
	4/2/2015	13,400	40,200	107.47	4/2/2025
	4/1/2016	0	69,900	99.39	4/1/2026
	5/1/2013					6,628	598,508
	4/3/2014					9,186	829,496
	4/2/2015					14,192	1,281,538
	4/1/2016					18,616	1,681,025
	4/28/20154							18,861	1,703,148
	4/26/20165							29,742	2,685,703
Michael A. Shaffer	4/6/2010	4,825	0	60.08	4/6/2020
	5/27/2010	3,500	0	56.04	5/27/2020
	4/7/2011	20,800	0	64.97	4/7/2021
	4/5/2012	16,400	0	91.88	4/5/2022
	5/1/2013	9,825	3,275	115.05	5/1/2023
	4/3/2014	6,050	6,050	124.53	4/3/2024
	4/2/2015	3,500	10,500	107.47	4/2/2025
	4/30/2015	625	1,875	103.35	4/30/2025
	4/1/2016	0	18,900	99.39	4/1/2026
	5/1/2013					1,956	176,627
	4/3/2014					2,712	244,894
	4/2/2015					4,188	378,176
	4/30/2015					968	87,410
	4/1/2016					7,548	681,584
	4/28/20154							1,241	112,062
	4/26/20165							2,588	233,696
Francis K. Duane	4/5/2012	12,300	0	91.88	4/5/2022
	5/1/2013	10,650	3,550	115.05	5/1/2023
	4/3/2014	6,550	6,550	124.53	4/3/2024
	4/2/2015	3,800	11,400	107.47	4/2/2025
	4/1/2016	0	16,400	99.39	4/1/2026
	5/1/2013					1,956	176,627
	4/3/2014					2,712	244,894
	4/2/2015					4,188	378,176
	4/1/2016					6,540	590,562
	4/28/20154							993	89,668
	4/26/20165							2,070	186,921

		OPTION AWARDS1				STOCK AWARDS
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested2 (#)	Market Value of Shares or Units of Stock That Have Not Vested3 ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested3 ($)
Daniel Grieder	7/1/2011	6,800	0	67.03	7/1/2021
	4/5/2012	4,450	0	91.88	4/5/2022
	5/1/2013	6,525	2,175	115.05	5/1/2023
	4/3/2014	4,050	4,050	124.53	4/3/2024
	7/1/2014	1,100	1,100	117.71	7/1/2024
	4/2/2015	2,925	8,775	107.47	4/2/2025
	4/1/2016	0	17,700	99.39	4/1/2026
	5/1/2013					1,740	157,122
	4/3/2014					2,412	217,804
	7/1/2014					639	57,702
	4/2/2015					4,656	420,437
	4/1/2016					7,044	636,073
	4/26/20165							1,035	93,461
Steven B. Shiffman	4/16/2009	6,200	0	26.11	4/16/2019
	4/6/2010	3,500	0	60.08	4/6/2020
	4/7/2011	3,200	0	64.97	4/7/2021
	4/5/2012	3,100	0	91.88	4/5/2022
	5/1/2013	2,475	825	115.05	5/1/2023
	4/3/2014	1,550	1,550	124.53	4/3/2024
	7/1/2014	1,600	1,600	117.71	7/1/2024
	4/2/2015	1,750	5,250	107.47	4/2/2025
	4/1/2016	0	15,100	99.39	4/1/2026
	5/1/2013					652	58,876
	4/3/2014					906	81,812
	7/1/2014					957	86,417
	4/2/2015					2,792	252,118
	4/1/2016					8,052	727,096
	4/28/20154							993	89,668
	4/26/20165							2,070	186,921

1
These awards consist of stock options that vest in four equal installments on each of the first through fourth anniversaries of the grant date, except for the award granted on June 25, 2009 to Mr. Chirico, which vested in increments of 12.5%, 25.0%, 25.0%, 25.0% and 12.5% on the second through sixth anniversaries of the grant date, respectively.

2
These awards consist of restricted stock units. Awards granted prior to 2016 vest in increments of 25.0%, 25.0% and 50.0% on the second, third and fourth anniversaries of the grant date. Awards granted in 2016 vest in four equal installments on each of the first through fourth anniversaries of the grant date. These awards, other than those granted to Mr. Grieder, are also subject to the requirement that we achieve a specific level of adjusted net income for any one of the fiscal years during the performance cycle in order to vest. The required level was achieved for all awards as of January 29, 2017.

3
The market value of unvested restricted stock units and unvested performance share units was calculated by multiplying the number of units by $90.30, the closing stock price of our Common Stock on January 27, 2017 (the last business day of 2016).

4
These performance share unit awards would vest in April 2018 if the performance and service criteria are satisfied. The number of shares is shown at threshold level. These awards were below threshold level of performance as of January 27, 2017 (the last business day of 2016), meaning no payout would have occurred if the performance cycle had ended on that date.

5
These performance share unit awards would vest in April 2019 if the performance and service criteria are satisfied. The shares received by Mr. Chirico in the event his award pays out are also subject to a holding period of one year after the vesting date. The number of shares is shown at threshold level. These awards were below threshold level of performance as of January 27, 2017 (the last business day of 2016), meaning no payout would have occurred if the performance cycle had ended on that date.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise1 ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting2 ($)
Emanuel Chirico	0	0	33,486	3,296,438
Michael A. Shaffer	0	0	5,709	556,234
Francis K. Duane	15,775	769,247	5,162	502,657
Daniel Grieder	0	0	3,665	354,552
Steven B. Shiffman	0	0	2,387	232,713

1
The value realized on exercise equals the stock price of our Common Stock on the date of exercise less the exercise price, multiplied by the number of shares acquired upon exercise.

2
The value realized on vesting equals the stock price of our Common Stock on the date of vesting multiplied by the number of shares vested.

PENSION BENEFITS

Name	Plan name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit1 ($)	Payments During Last Fiscal Year ($)
Emanuel Chirico	Pension Plan2	22.0833	648,761	0
	Supplemental Pension Plan2	22.0833	7,483,824	0
	Capital Accumulation Program3	10.0000	1,590,993	0
Michael A. Shaffer	Pension Plan2	25.5000	521,373	0
	Supplemental Pension Plan2	25.5000	1,649,485	0
Francis K. Duane	Pension Plan2	17.5833	554,587	0
	Supplemental Pension Plan2	17.5833	3,381,540	0
	Capital Accumulation Program3	10.0000	1,502,725	0
Daniel Grieder		N/A	N/A	N/A
Steven B. Shiffman	Pension Plan2	23.0833	639,345	0
	Supplemental Pension Plan2	23.0833	1,722,757	0

1
Please see Note 12, “Retirement and Benefit Plans,” in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended January 29, 2017 for the assumptions used in calculating the present value of the accumulated benefit. This present value in respect of the capital accumulation program was calculated using settlement rates based on the 10-year Treasury bill rates applicable under the NEOs’ agreements.

2
Pension Plan and Supplemental Pension Plan service credit and actuarial values are calculated as of January 29, 2017, which is the pension plan measurement date that we used for financial statement reporting purposes. Retirement age is the applicable plan’s “normal” retirement age or the earliest time when a participant may retire without an age-based reduction. The present values as of January 29, 2017 are calculated based on the following assumptions: (i) for annuity payments in the qualified plan, the RP-2014 mortality table, adjusted to remove post-2006 mortality improvement projections; and the MMP-2016 mortality improvement projection scale, which is developed from Social Security Administration mortality experience from 2006 through 2013, assuming an ultimate rate of improvement of 1.2% for ages below 65, grading down linearly to 0% at age 115, with the grade-down period to the ultimate rate occurring over a 10-year period based on age and a 15-year period based on year of birth; (ii) a 4.59% discount rate; (iii) form of payment in the qualified plan for males (30% assumed to elect a life annuity, 40% assumed to elect a 50% joint and survivor, and 30% assumed to elect a 100% joint and survivor); and (iv) Supplemental Pension Plan lump sum values based on the assumptions prescribed under the Pension Protection Act of 2006 (these include the unisex mortality table specified by IRS Revenue Ruling 2007-67, based on the RP-2000 table, with projected mortality improvements, and December 2016 segment rates of 2.04% for payments expected to be made for the first five years, 4.03% for payments between five and 20 years, and 4.82% for payments made after 20 years, for payments projected to be made after 2017).

3
Capital accumulation program credited service relates to the number of full years of vesting credit accrued by each applicable NEO based on the effective date of his underlying agreement. The benefit is fully vested after 10 years. Retirement age is the program’s “normal” retirement age or the earliest time when a participant may retire without an age-based reduction.

DEFINED BENEFIT PLANS

Pension Plan
Our Pension Plan is a qualified defined benefit plan. This Plan is open to U.S.-based salaried, hourly clerical, production, warehouse and distribution associates, with a few exceptions. Salaried associates are eligible to participate in this Plan beginning on the first day of the calendar quarter after they have completed one year of service in which they have worked at least 1,000 hours.
The benefits under this Plan are generally based on a participant’s career average compensation, excluding relocation pay, sign-on bonus, stay bonus, clothing allowance, Long-Term Incentive Plan pay and education expenses. Pre-2000 benefits for current salaried associates are based on pre-2000 last five years’ average compensation, unless the participant’s career average compensation is greater than the last five years’ average.
The participant’s prior service benefit and future service benefit are added together to determine the total retirement benefit from the Plan. The prior service benefit is calculated by taking 1.00% of the past service compensation, plus 0.50% of the past service compensation over the Social Security average breakpoint (dollar amount determined by the year in which the participant reaches Social Security Normal Retirement Age), multiplied by the prior benefit service at December 31, 1999. The future service benefit is calculated by taking 1.00% of each year’s future service compensation, plus 0.50% of each year’s future service compensation over the Social Security covered compensation breakpoint for each year of benefit service, assuming that the total benefit service (including prior service) does not exceed 35 years.
The benefits under the Plan are vested after five years of service or, if earlier, when the participant becomes totally and permanently disabled or reaches age 65. The benefits of our U.S.-based NEOs are fully vested.
If a participant would be credited with less than 501 hours in a plan year due to a leave associated with the birth or adoption of a child or related childcare, the participant will be credited with 501 hours of service to prevent a break in service. A participant will not incur a break in service due to any leave of absence in accordance with the provisions of the Family and Medical Leave Act of 1993 or on account of military duty, provided they return to work within the re-employment period under Federal law.
Pension benefits become payable on the first day of the month following retirement, which is normally at age 65. Participants who have completed 10 or more years of service are eligible for early retirement; however, they must wait until they obtain age 55 before commencement of benefit payments. Participants who terminate employment prior to age 55 and have worked 10 or more years will receive reduced benefits based on the factors in the following table:
Age at Commencement	Early Retirement Factor
55	40.00%
56	43.00%
57	46.00%
58	50.00%
59	55.00%
60	60.00%
61	66.00%
62	73.00%
63	81.00%
64	90.00%
65	100.00%
Mr. Shaffer is eligible for reduced early retirement benefits.

We subsidize the early retirement benefit for participants who are at least age 55 and have 10 or more years of service when they retire as follows:
Age At Commencement	Years of Service
	10	11	12	13	14	15	16	17	18	19	20
64	95.00%	95.15%	95.30%	95.45%	95.60%	95.75%	95.90%	96.05%	96.20%	96.35%	96.50%
63	90.00%	90.30%	90.60%	90.90%	91.20%	91.50%	91.80%	92.10%	92.40%	92.70%	93.00%
62	85.00%	85.45%	85.90%	86.35%	86.80%	87.25%	87.70%	88.15%	88.60%	89.05%	89.50%
61	80.00%	80.60%	81.20%	81.80%	82.40%	83.00%	83.60%	84.20%	84.80%	85.40%	86.00%
60	75.00%	75.75%	76.50%	77.25%	78.00%	78.75%	79.50%	80.25%	81.00%	81.75%	82.50%
59	70.00%	70.90%	71.80%	72.70%	73.60%	74.50%	75.40%	76.30%	77.20%	78.10%	79.00%
58	65.00%	66.05%	67.10%	68.15%	69.20%	70.25%	71.30%	72.35%	73.40%	74.45%	75.50%
57	60.00%	61.20%	62.40%	63.60%	64.80%	66.00%	67.20%	68.40%	69.60%	70.80%	72.00%
56	55.00%	56.35%	57.70%	59.05%	60.40%	61.75%	63.10%	64.45%	65.80%	67.15%	68.50%
55	50.00%	51.50%	53.00%	54.50%	56.00%	57.50%	59.00%	60.50%	62.00%	63.50%	65.00%
	Early Retirement Factor
Age At Commencement	Years of Service
	21	22	23	24	25	26	27	28	29	30
64	96.65%	96.80%	96.95%	97.10%	97.25%	97.40%	97.55%	97.70%	97.85%	98.00%
63	93.30%	93.60%	93.90%	94.20%	94.50%	94.80%	95.10%	95.40%	95.70%	96.00%
62	89.95%	90.40%	90.85%	91.30%	91.75%	92.20%	92.65%	93.10%	93.55%	94.00%
61	86.60%	87.20%	87.80%	88.40%	89.00%	89.60%	90.20%	90.80%	91.40%	92.00%
60	83.25%	84.00%	84.75%	85.50%	86.25%	87.00%	87.75%	88.50%	89.25%	90.00%
59	79.90%	80.80%	81.70%	82.60%	83.50%	84.40%	85.30%	86.20%	87.10%	88.00%
58	76.55%	77.60%	78.65%	79.70%	80.75%	81.80%	82.85%	83.90%	84.95%	86.00%
57	73.20%	74.40%	75.60%	76.80%	78.00%	79.20%	80.40%	81.60%	82.80%	84.00%
56	69.85%	71.20%	72.55%	73.90%	75.25%	76.60%	77.95%	79.30%	80.65%	82.00%
55	66.50%	68.00%	69.50%	71.00%	72.50%	74.00%	75.50%	77.00%	78.50%	80.00%
	Early Retirement Factor
Messrs. Chirico, Duane and Shiffman are eligible for subsidized early retirement benefits.
Benefits under the Pension Plan become payable on the first of the month following retirement, normally at age 65, absent any election by a participant to commence the payment of benefits at a different time. Benefits are payable in one of the following ways:
♦
Life Only Annuity:   If a participant is not married or married less than 12 months when payments begin and does not elect an optional payment method, he or she will receive the full amount of his or her benefit in equal monthly installments for the rest of his or her life. Payments begin on the first of the month following the retirement date. After death, no additional payments are made.

♦
50% Joint & Survivor Annuity:   If a participant is married for at least 12 months when payments begin, he or she will receive his or her benefit as a 50% Joint & Survivor Annuity absent an election by the participant (and spousal consent) for an optional payment form. Under this option, a participant will receive a reduced monthly benefit during his or her lifetime. After the participant’s death, his or her spouse receives a benefit equal to 50% of the monthly benefit the participant was receiving. If the spouse dies before the participant, but after the participant begins receiving payments, the participant will continue to receive the same benefit amount during his or her lifetime and no additional payments are made after death.

♦
100% (or 75% or 66 2/3%) Joint & Survivor Annuity:   A participant will receive a reduced lifetime benefit under this option. The participant names a beneficiary and chooses the percentage of his or her benefit to continue to that individual after the participant’s death. After death, the beneficiary receives the percentage of benefit elected (100%, 75% or 66 2/3%) for the remainder of his or her life. The participant’s age at the date benefits commence, the beneficiary’s age and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

♦
Life & Period Certain Annuity:   A participant will receive a reduced lifetime benefit in equal monthly installments with payments guaranteed for at least the period of time elected (between one and 15 years) under this option. Payments continue for the rest of the participant’s life even if he or she lives longer than the period of time elected. However, if the participant receives less than the minimum number of payments before death, the same monthly benefit continues to the beneficiary until the combined total number of installment payments are made.

♦
Full Refund Annuity:   A participant will receive a reduced benefit for his or her lifetime, payable in equal monthly installments under this option. If the participant dies before receiving the full single lump sum value of his or her benefit, determined at the date he or she retires, the balance will be paid to his or her beneficiary in a single lump sum payment. In addition, payments will continue to be paid for the rest of the participant’s life, even if the guaranteed lump sum value is exceeded.

♦
Social Security Equalization:   This option allows a participant to receive an increased monthly payment from the Pension Plan initially if a participant retires early and begins receiving payments from the Plan before he or she is eligible for Social Security benefits. After Social Security benefits begin, the monthly payment from the Plan is reduced. This option does not provide any survivor benefits and, therefore, no benefit is payable after death.

Supplemental Pension Plan
Our Supplemental Pension Plan is a non-qualified defined benefit plan. Certain U.S.-based management and highly paid associates who are participants in our qualified Pension Plan, including our U.S.-based Named Executive Officers, are eligible for benefits under our Supplemental Pension Plan.
Our Supplemental Pension Plan was created in order to provide deferred compensation to those management or highly compensated associates in an effort to promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out our long range plans and securing our continued growth and financial success.
Our Supplemental Pension Plan is designed to work in conjunction with our Pension Plan. The pension benefit outlined in our Pension Plan is calculated as if there were no compensation limits under the Code. The maximum benefit allowable is paid out under our Pension Plan and the balance is paid out under our Supplemental Pension Plan.
A participant in our Supplemental Pension Plan will not have any vested interest in such portion of his or her benefit under the Plan that accrues after January 1, 2007, unless the sum of his or her attained age and credited vesting years equals or exceeds 65, and while employed by us, he or she has reached age 50 and has completed at least 10 credited vesting years.
As part of the enrollment process, a participant may elect for benefits to be paid following termination in one of the following three ways:
*
in a lump sum within 60 days of termination of employment;

*
in a lump sum deferred until January 1 of the year following termination of employment; or

*
in five equal annual installments commencing January of the year following termination of employment.

A participant may elect to change his or her benefit payment election provided the change is made at least one year before the then-scheduled distribution date. In addition, for benefits that accrue on or after January 1, 2005, the new election must extend the commencement date of the benefit payment by at least five years from the then-scheduled distribution date.
Benefits under our Supplemental Pension Plan are unsecured and are generally payable from our general assets. Payments will be delayed if and to the extent that payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed under Section 409A will accrue interest during the deferral period at the 10-year Treasury bill rate in effect on the first business day of the plan year in which the delayed payment period commences.
Capital Accumulation Program
Our capital accumulation program is a non-qualified defined benefit program that was created to retain a select group of senior executives. Under the program, participants are party to individual agreements under which participants who remain in our employ for a period of 10 years from the date of their agreement are entitled to receive payments equaling a specified benefit after the termination of their employment. The benefit vests over a five-year period, commencing on the fifth anniversary of the execution of the agreement. Interest accrues on the benefit amount once it is fully vested and the participant has reached age 55. Interest is compounded annually and is equal to the average of the 10-year Treasury bill rate on the first day of each month until payment commences. The vested portion of the benefit (including any accrued interest) generally is paid in semi-monthly installments over a 10-year period commencing after the participant reaches age 65.
The agreements provide that if a participant’s employment is terminated following a change in control (as defined), the full undiscounted value of the future payments to be made to the participant thereunder become immediately payable in a lump sum. The benefits under the agreements are forfeited upon a termination of a participant’s employment for cause. Each participant’s rights are, however, subject to non-competition and non-disclosure restrictions that automatically terminate upon a change in control of the Company. Messrs. Chirico and Duane are each parties to an agreement with us under the capital accumulation program that provide for benefits of  $2,000,000 each. Payments will be delayed if and to the extent that payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed under Section 409A will accrue interest during the deferral period at a rate per annum, equal to the average of the 10-year Treasury bill rate in effect on the first day of each calendar month during the delay period.

NON-QUALIFIED DEFERRED COMPENSATION1

Name	Executive Contributions in Last Fiscal Year2 ($)	Registrant Contributions in Last Fiscal Year2 ($)	Aggregate Earnings in Last Fiscal Year3 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year4 ($)
Emanuel Chirico	253,688	108,488	159,568	—	5,649,602
Michael A. Shaffer	135,052	45,972	49,638	—	1,569,185
Francis K. Duane	253,400	57,213	103,622	—	4,475,001
Daniel Grieder	N/A	N/A	N/A	N/A	N/A
Steven B. Shiffman	291,825	39,594	74,893	—	3,745,959

1
Our sole non-qualified deferred compensation plan is our Supplemental Savings Plan.

2
Amounts are reported in the Summary Compensation Table for 2016.

3
Amounts are not reported in the Summary Compensation Table.

4
The amounts shown include amounts that were reported in the Summary Compensation Table for 2015 and 2014. The aggregate of the previously reported amounts are $647,617 for Mr. Chirico; $254,045 for Mr. Shaffer; $529,835 for Mr. Duane; and $855,545 for Mr. Shiffman.

Supplemental Savings Plan
Our Supplemental Savings Plan is a non-qualified defined contribution plan that was designed to work in conjunction with our AIP to provide key executives and certain “highly compensated employees” (as defined under the Code) sufficient pre-tax retirement savings opportunities. The plan is available to associates with a minimum base salary of  $150,000 who are eligible for and participate in our AIP, including all of our U.S.-based Named Executive Officers.
Contributions by a participant are based on his or her elected deferral rate up to 25% of base pay. Deferrals are directed first to a participant’s AIP account up to the maximum amount of eligible pay available under the law. Contributions not allowed under our AIP are made instead to our Supplemental Savings Plan. Eligible pay under our Supplemental Savings Plan includes all categories of pay eligible under the AIP, as well as payouts under our Performance Incentive Bonus Plan. A participant may elect to defer up to 25% of bonus compensation into his or her Supplemental Savings Plan account.
For our Supplemental Savings Plan, we contribute an amount equal to 100% of the first 2% of total compensation contributed by a participant and an amount equal to 25% of the next 4% of total compensation contributed by the participant. For the AIP, we contribute an amount equal to 100% of the first 1% of total compensation contributed by a participant executive and an amount equal to 50% of the next 5% of total compensation contributed by the participant.
Our Supplemental Savings Plan is an unfunded plan. Participant contributions and our matching contributions are not invested in actual securities or maintained in an independent trust for the exclusive benefit of plan participants. Instead, for technical and tax reasons, contributions to our Supplemental Savings Plan are retained as part of our general assets, a common corporate practice. Therefore, benefits are dependent on our ability to pay them when they become due.
Participant contributions, as well as our matching contributions for our NEOs, are measured against the 10-year Treasury bill. These contributions accrue interest based on the rate of return for 10-year Treasury bills, as established on January 1 of each calendar year. Certain of our NEOs have current “grandfathered” balances measured against our Common Stock. Although such balances are not invested in actual Common Stock, the balances are adjusted daily to reflect the fair market value of a share of our Common Stock.
A participant’s before-tax contributions in our Supplemental Savings Plan are immediately fully vested. Our matching contributions vest ratably from the second through the fifth year of employment or, if earlier, when the participant reaches age 65, dies, or becomes totally and permanently disabled.
Unless a participant elects otherwise, a participant’s vested amount under the Supplemental Savings Plan (plus, with respect to any portion of their account measured against our Common Stock, an amount equal to dividends that they would have received during the calendar year in which the distribution occurs) will be distributed in a lump sum within 30 days after the participant’s termination of employment. Payments will be delayed if and to the extent that payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed under Section 409A will accrue interest during the deferral period at a rate per annum equal to the 10-year Treasury bill rate in effect on the first day of the plan year in which the deferral begins, or if the deferral period extends beyond the close of the plan year, the interest rate for the remainder of the deferral period will equal the 10-year Treasury bill rate on the first day of the following plan year.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL PROVISIONS

We maintain certain agreements, plans and programs that require us to provide compensation to our Named Executive Officers in the event of a termination of employment or a change in control. A description thereof appears under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”
The following tables disclose the potential payments upon termination of employment or change in control with respect to each NEO. The assumptions used are set forth below the last table.
Emanuel Chirico
	Voluntary Termination at January 29, 2017	Retirement at January 29, 2017	Death at January 29, 2017	Disability at January 29, 2017	Termination Without Cause or for Good Reason at January 29, 2017	Termination for Cause at January 29, 2017	Termination Without Cause or for Good Reason Upon Change in Control at January 29, 20171
Severance value2	$0	$0	$0	$0	$6,750,000	$0	$10,125,000
Performance Incentive Bonus Plan3	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options4	0	0	0	0	0	0	0
Value of unvested restricted stock units5	0	0	4,390,567	0	0	0	4,390,567
Value of unvested performance share units6	0	0	1,342,851	0	0	0	3,329,858
Capital accumulation program7	1,571,616	1,571,616	1,979,111	1,571,616	1,571,616	0	2,203,828
Welfare benefits value8	0	0	0	0	40,412	0	74,082
Payout adjustment9	0	0	0	0	0	0	0
Total	$1,571,616	$1,571,616	$7,712,529	$1,571,616	$8,362,028	$0	$20,123,335
Michael A. Shaffer
	Voluntary Termination at January 29, 2017	Retirement at January 29, 2017	Death at January 29, 2017	Disability at January 29, 2017	Termination Without Cause or for Good Reason at January 29, 2017	Termination for Cause at January 29, 2017	Termination Without Cause or for Good Reason Upon Change in Control at January 29, 20171
Severance value2	$0	$0	$0	$0	$2,430,000	$0	$3,240,000
Performance Incentive Bonus Plan3	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options4	0	0	0	0	0	0	0
Value of unvested restricted stock units5	0	0	1,568,692	0	0	0	1,568,692
Value of unvested performance share units6	0	0	116,826	0	0	0	247,565
Capital accumulation program7	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value8	0	0	0	0	37,041	0	49,388
Payout adjustment9	0	0	0	0	0	0	0
Total	$0	$0	$1,685,518	$0	$2,467,041	$0	$5,105,645
Francis K. Duane
	Voluntary Termination at January 29, 2017	Retirement at January 29, 2017	Death at January 29, 2017	Disability at January 29, 2017	Termination Without Cause or for Good Reason at January 29, 2017	Termination for Cause at January 29, 2017	Termination Without Cause or for Good ReasonUpon Change in Control at January 29, 20171
Severance value2	$0	$0	$0	$0	$2,887,500	$0	$3,850,000
Performance Incentive Bonus Plan3	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options4	0	0	0	0	0	0	0
Value of unvested restricted stock units5	0	0	1,390,259	0	0	0	1,390,259
Value of unvested performance share units6	0	0	93,461	0	0	0	198,073
Capital accumulation program7	1,487,065	1,487,065	1,840,818	1,487,065	1,487,065	0	2,070,879
Welfare benefits value8	0	0	0	0	37,041	0	49,388
Payout adjustment9	0	0	0	0	0	0	0
Total	$1,487,065	$1,487,065	$3,324,538	$1,487,065	$4,411,606	$0	$7,558,599

Daniel Grieder
	Voluntary Termination at January 29, 2017	Retirement at January 29, 2017	Death at January 29, 2017	Disability at January 29, 2017	Termination Without Cause or for Good Reason at January 29, 2017	Termination for Cause at January 29, 2017	Termination Without Cause or for Good Reason Upon Change in Control at January 29, 20171
Severance value2, 10	$0	$0	$0	$1,278,385	$541,080	$0	$541,080
Performance Incentive Bonus Plan3	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options4	0	0	0	0	0	0	0
Value of unvested restricted stock units5	0	0	1,489,137	0	0	0	1,489,137
Value of unvested performance share units6	0	0	46,730	0	0	0	46,730
Capital accumulation program7	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value8	0	0	0	0	0	0	0
Payout adjustment9	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total	$0	$0	$1,535,867	$1,278,385	$541,080	$0	$2,076,947
Steven B. Shiffman
	Voluntary Termination at January 29, 2017	Retirement at January 29, 2017	Death at January 29, 2017	Disability at January 29, 2017	Termination Without Cause or for Good Reason at January 29, 2017	Termination for Cause at January 29, 2017	Termination Without Cause or for Good Reason Upon Change in Control at January 29, 20171
Severance value2	$0	$0	$0	$0	$1,618,750	$0	$3,237,500
Performance Incentive Bonus Plan3	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options4	0	0	0	0	0	0	0
Value of unvested restricted stock units5	0	0	1,206,318	0	0	0	1,206,318
Value of unvested performance share units6	0	0	93,461	0	0	0	198,073
Capital accumulation program7	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value8	0	0	0	0	24,694	0	24,694
Payout adjustment9	0	0	0	0	0	0	0
Total	$0	$0	$1,299,799	$0	$1,643,444	$0	$4,666,585

1
In the event of a change in control with no termination of employment, the NEO would be entitled to all amounts (if any) set forth in this column, except for the amounts set forth on the rows entitled Severance value, Welfare benefits value and Payout adjustment.

2
Severance is calculated in accordance with the applicable NEO’s employment agreement, other than Mr. Grieder whose severance is based on statutory requirements, as his current employment agreement, which does provide for severance to be paid under certain circumstances (see discussion on page 41) was not entered into until 2017. In each case, other than Mr. Grieder, for termination without cause or for good reason, severance value is equal to a multiple of the sum of the NEO’s base salary plus an amount equal to the bonus that would be payable if target level performance was achieved. See pages 39 to 41 for applicable multiples and further detail.

3
A participant generally must be employed by the Company on the last day of the applicable performance cycle in order to remain eligible to receive a bonus under our Performance Incentive Bonus Plan. Therefore, if a termination of employment or change in control had occurred on January 29, 2017, each NEO would have been entitled to receive his actual bonus and the termination event or change in control would not have triggered a payment.

4
As of January 27, 2017, the last business day of 2016, no unexercisable stock options were “in the money.”

5
Represents the value of unvested restricted stock units as of January 29, 2017, the vesting of which would accelerate upon death, a change in control or retirement. The value is equal to the closing price of our Common Stock on January 27, 2017, the last business day of 2016, multiplied by the number of shares of our Common Stock receivable upon vesting.

6
Awards of performance share units were made under our 2006 Stock Incentive Plan during 2014, 2015 and 2016.

The amounts set forth in this row represent the payout levels discussed below multiplied by the closing price of our Common Stock on January 27, 2017, the last business day of 2016.
In regards to the performance share units granted during 2014, in the event of death, disability, termination without cause or for good reason, or a change in control (with or without accompanying termination of employment), amounts are shown based on actual results achieved during the two-year performance cycle that ended on January 31, 2016.
In regards to the performance share units granted during 2015, in the event of death, the amounts are shown based on actual performance as of January 29, 2017. In regards to the performance share units granted during 2016, in the event of death, the amounts are shown based on target performance as of January 29, 2017. In regards to the performance share units granted during 2015 and 2016, in the event of disability or termination without cause or for good reason, the amounts are shown based on actual performance as of January 29, 2017, as the actual performance for the entire performance period is not yet known. In the event of a change in control, the amounts are based on the amounts that would otherwise have been payable for the performance cycle if the target level were achieved.
In the event of death, disability, termination without cause or for good reason, and change in control, the amounts payable in respect of the performance share units granted 2015 and 2016 are prorated 58% and 25%, respectively, representing the portion of the relevant performance cycle actually worked by the NEOs as of January 29, 2017.
7
Messrs. Chirico and Duane are our only Named Executive Officers who are parties to agreements with us under our capital accumulation program. See discussion on page 49. All benefits, other than the payment to be made in connection with a change in control, are paid monthly over a 10-year period. The payouts shown include, where applicable, the interest that participants receive on the vested portion of their benefit for the period after the date on which they are scheduled to fully vest until payment. For Messrs. Chirico and Duane, interest is assumed to accrue at the average 10-year Treasury bill rate applicable under their agreements. The total value of the 120 payments is discounted to present value using a rate of 4.59%.

The capital accumulation program agreements do not specifically provide for payment upon retirement or disability. The amounts shown in the retirement and disability columns represent the amounts payable, if any, upon voluntary termination of employment.
We do not have any obligation to make payments to Messrs. Chirico or Duane in the event employment terminates for cause. The amounts shown in the Termination Without Cause or for Good Reason Upon Change in Control column represent a lump sum payment for the full benefit for each of Messrs. Chirico and Duane.

Payments will be delayed if and to the extent payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed due to the regulations promulgated under Section 409A will accrue interest during the deferral period at a rate per annum, equal to the average of the 10-year Treasury bill rates in effect on the first day of each calendar month during the delay period.
8
The amounts shown represent the cost of welfare benefits, including medical, dental, life and disability coverage, that our NEOs would have received under their employment agreements if their employment had been terminated without cause or for good reason on January 29, 2017. Such benefits are not receivable if their employment is terminated for any other reason. Those benefits would continue for two years for Mr. Chirico, one and one half years for Messrs. Duane and Shaffer, and one year for Mr. Shiffman, other than if the termination occurred within two years after a change in control. Those benefits would continue for three years for Mr. Chirico and two years for Messrs. Shaffer, Duane and Shiffman, if the termination occurred within two years after a change in control.

9
If any of our U.S.-based NEOs would become subject to the Federal excise tax on excess parachute payments under Section 4999 of the Code as a result of the amount of his termination payments under a change in control, then such termination payments would be reduced as necessary to maximize each NEO’s respective after-tax termination payout. It is projected that none of our NEOs would have been subject to such excise taxes if they had been terminated under a change in control as of January 29, 2017.

10
Potential severance payments and welfare benefits upon termination for Mr. Grieder have been translated at the euro to U.S. dollar exchange rate of 1.0681, which was the closing rate on January 27, 2017 (the last business day of 2016).

RISK CONSIDERATIONS IN COMPENSATION PROGRAMS
Our compensation program is a pay for performance model and performance-based incentives constitute a significant portion of the compensation packages awarded to executives. We believe that it is important to ensure that these incentives do not result in our associates taking actions that may conflict with our long-term best interests. We address this issue in several ways.
Pay Mix.   We believe that base salaries, which do not engender risky behavior, are a sufficient component of total compensation to retain and motivate our executives. Incentive compensation consists of both short-term and long-term incentives, which creates a balance between short-term results and long-term sustainable performance. Although the majority of pay is variable, incentive compensation is heavily weighted towards long-term components. These factors discourage risk taking.
Performance Plan Leverage.   There is a limit on the amount that an associate can receive in connection with the payouts on annual bonus and performance share unit awards. This mitigates against the risks that associates may take.
Long-Term Performance.   Performance share unit awards are based upon our performance over a three-year period, which mitigates against the taking of short-term risks. In addition, the performance measures we have used align management with stockholder interests. The outstanding awards are subject to absolute stock price appreciation and relative total shareholder return goals.
Vesting Over Extended Periods.   Stock options and restricted stock units generally do not vest fully for four years. This longer vesting period discourages unnecessary or excessive risk taking. Additionally, our Insider Trading Policy prohibits hedging and other activities that could offset the benefits of having these as long-term awards.
Performance Metrics and Goals.   The earnings goals for annual bonus awards made to our senior executives, including the NEOs, are based upon our annual budgets, which are reviewed and approved by the Board, and that we believe are sufficiently challenging but attainable without the need to take inappropriate risks or make material changes to our business or strategy. The bonuses payable under the annual management bonus programs, in which certain other executives participate, are based on the same performance measures (e.g., earnings per share or business unit earnings) established under our Performance Incentive Bonus Plan for the senior executive to whom these other executives report or such other measure consistent with this Plan but reflecting only the part of such senior executive’s division in which the participant has responsibility. These measures are consistent with stockholder interests. The only other bonus plan we have in which associates may receive bonuses based upon financial metrics that differ from those in our Performance Incentive Bonus Plan and our annual management bonus program provide de minimis bonuses.
Recoupment.   Our Performance Incentive Bonus Plan, Long-Term Incentive Plan and 2006 Stock Incentive Plan provide for recoupment (“clawback”) or cancellation of part or all of a participant’s bonuses and awards in the event we restate our financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of the participant. In the case of the 2006 Stock Incentive Plan, this recoupment or cancellation of a participant’s awards is limited to participants who are members of our senior executive group.
Equity Ownership.   Incentive compensation has a large stock component to it. The value of these awards is best realized through long-term appreciation of stockholder value, especially when coupled with our stock ownership guidelines for our Named Executive Officers, which expose our NEOs to the loss of the value of the retained equity if stock appreciation is jeopardized.
The above items were identified in a risk assessment of each component of the compensation program for our NEOs that was performed by ClearBridge and presented to the Compensation Committee. We believe that the assessment is applicable to the potential risks arising in connection with compensating our other employees, due to the similarities between compensating our NEOs and our other employees. As a result of the risk assessment performed by ClearBridge and the factors discussed in this section, we do not believe that there are any risks arising from our overall compensation program that are reasonably likely to have a material adverse effect on us.

DIRECTOR COMPENSATION
Prior to June 16, 2016, each of our non-employee directors received an annual retainer of  $70,000 for his or her services as a director and was reimbursed for his or her meeting-related expenses. The Chairperson of the Audit & Risk Management Committee received an additional retainer of $35,000 and each of our directors who was a member of the Audit & Risk Management Committee received an additional retainer of  $20,000. The Chairperson of the Compensation Committee received an additional retainer of  $30,000 and each of our directors who was a member of the Compensation Committee received an additional retainer of  $15,000. The Chairpersons of each of the Nominating, Governance & Management Development Committee and the Corporate Responsibility Committee received an additional retainer of  $20,000 and each of our directors who was a member of such committee received an additional retainer of  $10,000. The presiding director also received an additional retainer of  $30,000. Each of our non-employee directors also received an annual grant of restricted stock units of our Common Stock with a value of approximately $135,000 on the grant date for his or her services as a director.
We approved a new director compensation program on June 16, 2016. Under this program, each of our non-employee directors receives an annual retainer of  $85,000 for his or her services as a director and continues to be reimbursed for his or her meeting-related expenses. The Chairperson of the Audit & Risk Management Committee receives an additional retainer of  $40,000 and each of our directors who is a member of the Audit & Risk Management Committee receives an additional retainer of  $20,000. The Chairperson of the Compensation Committee receives an additional retainer of  $35,000 and each of our directors who is a member of the Compensation Committee receives an additional retainer of  $15,000. The Chairpersons of each of the Nominating, Governance & Management Development Committee and the Corporate Responsibility Committee receive an additional retainer of  $25,000 and each of our directors who is a member of such committee receives an additional retainer of  $10,000. The presiding director also receives an additional retainer of  $30,000. Each of our non-employee directors also receives an annual grant of restricted stock units of our Common Stock with a value of approximately $145,000 on the grant date for his or her services as a director. In accordance with this schedule, each of our non-employee directors who was elected on June 16, 2016 received on that date a grant of 1,500 restricted stock units
Directors who join the Board after our annual meeting are paid a pro rata portion of the applicable fees for the year and do not receive an award of RSUs. We do not pay fees or make equity grants to non-employee directors who are designated for election by a stockholder having director nomination rights; we currently have no such directors.
Our non-employee directors historically have not received any benefits or perquisites, other than discounts to our retail stores available to all employees and business accident travel insurance for our directors and their spouses at an annual cost of approximately $100 per director.
Our non-employee directors (other than directors designated for election by a stockholder having director nomination rights, of which we currently have none) are required under our stock ownership guidelines to own Common Stock with a value equal to five times the annual cash retainer payable to directors. Non-employee directors have five years to attain this ownership level. All of our non-employee directors are in compliance with this requirement as of the date of this Proxy Statement, other than Ms. McIntyre, Ms. McPherson, Ms. Sourry, and Messrs. Callinicos and Rosenfeld, each of whom has served on the Board for less than five years and are not yet required to meet this ownership level. All of our directors who have served for at least one year beneficially own shares of our stock. Our stock ownership guidelines require directors to hold 50% of the shares received upon the vesting of their equity awards (after payment of taxes) until they satisfy the guideline.
The following table provides information concerning the compensation of all individuals who served as directors during any portion of 2016, other than Mr. Chirico, whose compensation as an executive of the Company is set forth on the Summary Compensation Table. See page 36. Excluded from this table is Ms. McPherson, who did not serve as a director in 2016.
Name	Fees Earned or Paid in Cash1 ($)	Stock Awards2,3 ($)	Option Awards3 ($)	All Other Compensation ($)	Total ($)
Mary Baglivo	102,500	145,080	N/A	N/A	247,580
Brent Callinicos	87,500	145,080	N/A	N/A	232,580
Juan R. Figuereo	115,000	145,080	N/A	N/A	260,080
Joseph B. Fuller	100,000	145,080	N/A	N/A	245,080
V. James Marino	97,500	145,080	N/A	N/A	242,580
G. Penny McIntyre	100,000	145,080	N/A	N/A	245,080
Henry Nasella	150,000	145,080	N/A	N/A	295,080
Edward R. Rosenfeld	97,500	145,080	N/A	N/A	242,580
Craig Rydin	102,500	145,080	N/A	N/A	247,580
Amanda Sourry	6,667	—	N/A	N/A	6,667

1
The fees earned or paid in cash to the directors consist of the following:

Name	Annual Director Fees ($)	Committee Chair Fees ($)	Committee Member Fees ($)	Presiding Director Fee ($)	Total ($)
Mary Baglivo	77,500	N/A	25,000	N/A	102,500
Brent Callinicos	77,500	N/A	10,000	N/A	87,500
Juan R. Figuereo	77,500	37,500	N/A	N/A	115,000
Joseph B. Fuller	77,500	22,500	N/A	N/A	100,000
V. James Marino	77,500	N/A	20,000	N/A	97,500
G. Penny McIntyre	77,500	22,500	N/A	N/A	100,000
Henry Nasella	77,500	32,500	10,000	30,000	150,000
Edward R. Rosenfeld	77,500	N/A	20,000	N/A	97,500
Craig Rydin	77,500	N/A	25,000	N/A	102,500
Amanda Sourry	5,667	N/A	1,000	N/A	6,667
2
The amounts are the aggregate grant date fair value of RSUs granted to our directors in 2016, which were the only equity awards granted to our directors in 2016. The fair value is equal to $96.72, the closing price of our Common Stock on the date of grant, multiplied by the number of RSUs granted.

3
The number of unexercised stock options and aggregate number of unvested RSUs and PSUs for each of our directors as of January 29, 2017 were as follows:

Name	Option Awards (#)	Stock Awardsa (#)
Mary Baglivo	N/A	1,500
Brent Callinicos	N/A	1,500
Juan R. Figuereo	N/A	3,816b
Joseph B. Fuller	N/A	19,767c
V. James Marino	N/A	1,500
G. Penny McIntyre	N/A	2,693d
Henry Nasella	N/A	19,767c
Edward R. Rosenfeld	N/A	3,857e
Craig Rydin	N/A	9,715f
Amanda Sourry	N/A	—

a
Stock awards consist of unvested restricted stock units.

b
Settlement of 2,316 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

c
Settlement of 18,267 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

d
Settlement of 1,193 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

e
Settlement of 2,357 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

f
Settlement of 8,215 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

TRANSACTIONS WITH RELATED PERSONS
We are required to disclose certain transactions with “related persons” under an SEC rule. These are transactions, subject to certain exceptions, in which we are a participant where the amount involved exceeds $120,000, and
*
a current director or executive officer;

*
a person who during our most recently completed fiscal year served as a director or executive officer;

*
a nominee for director;

*
a holder of more than 5% of our Common Stock; or

*
an immediate family member of any of the foregoing persons

has a direct or indirect material interest. We have been a participant in the following transaction that is required to be disclosed in this Proxy Statement pursuant to the referenced SEC rule:
*
Dominic Chirico, a son of Emanuel Chirico, has worked for us in our Calvin Klein business since September 2010. In 2016, Dominic Chirico received compensation of  $255,000, consisting of salary, bonus and a clothing allowance.

The Audit & Risk Management Committee is required to review and approve all transactions between us and any director or executive officer that will, or is reasonably likely to require disclosure under SEC rules. In determining whether to approve any such transaction, the Committee will consider the following factors, among others, to the extent relevant to the transaction:
*
whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person;

*
whether there are business reasons for the Company to enter into the transaction;

*
whether the transaction would impair the independence of an outside director; and

*
whether the transaction would present an improper conflict of interest for a director or executive officer, taking into consideration such factors as the Committee deems relevant, such as the size of the transaction, the overall financial position of the individual, the direct or indirect nature of the individual’s interest in the transaction and the ongoing nature of any proposed relationship.

Additionally, under our Code of Business Conduct & Ethics and Conflict of Interest Policy, our directors and our employees, including our executive officers, have a duty to report all potential conflicts of interests, including transactions with related persons. We have established procedures for reviewing and approving disclosures under the policy and all disclosures are also discussed annually with the Audit & Risk Management Committee.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Ms. Baglivo and Messrs. Nasella and Rydin were members of the Compensation Committee for the entirety of 2016; Ms. Sourry joined the Committee upon her election to the Board on December 7, 2016. No other person served as a member during 2016. There were no interlocks or relationships involving any of the Committee members during 2016 that are required to be disclosed under the SEC’s rules or proxy regulations.

AUDIT COMMITTEE REPORT
The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the Company’s financial statements and express an opinion on the financial statements based on their audit. The Audit & Risk Management Committee is directly responsible for the appointment, compensation and oversight of the independent auditors and reviews the Company’s financial reporting process on behalf of the Board of Directors.
As part of its oversight of the Company’s financial statements and reporting process, the Committee has met and held discussions with Company management, the Company’s internal auditing staff and Ernst & Young LLP, the Company’s independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
In addition, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with the auditors’ independence.
The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. It meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 29, 2017, as filed with the SEC. The Committee also has recommended stockholder ratification of the selection of the Company’s independent auditors.
The members of the Committee reviewed and met with Company management and the Company’s independent auditors on a quarterly basis to discuss the Company’s earnings releases and, as applicable, its Quarterly Reports on Form 10-Q, and Annual Report on Form 10-K. The Committee also reviews and meets, when needed, in conjunction with earnings guidance issued other than in quarterly earnings releases.
Ms. McPherson joined the Board of Directors and the Committee on April 25, 2017. She did not participate in any of the activities described above, all of which took place prior to April 2017. As such, although she is a Committee member as of the date of this Proxy Statement, her name has been excluded from this Report.
Audit & Risk Management Committee
Juan R. Figuereo, Chairman
V. James Marino
Edward R. Rosenfeld

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of January 29, 2017 with respect to shares of our Common Stock that may be issued under our existing equity compensation plan — our 2006 Stock Incentive Plan. The plan was approved by our stockholders and we have no equity compensation plans that were not approved by our stockholders.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,536,7311	$48.742	6,981,935
Equity compensation plans not approved by security holders	—	—	—
Total	2,536,731	$48.74	6,981,935

1
Consists of  (a) 812,280 shares of Common Stock underlying restricted stock units, (b) 258,416 shares of Common Stock underlying performance share units and (c) 1,466,035 shares of Common Stock underlying stock options.

2
The weighted average exercise price does not take into account performance shares, but does include restricted stock units. Excluding the restricted stock units, which have no exercise price, the weighted average exercise price is $75.74.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking stockholders to provide advisory approval of the compensation of our Named Executive Officers. While the results of this vote are advisory, and not binding on us, the Compensation Committee intends to carefully consider the results of this vote when making future compensation decisions. The following is a summary of key points that stockholders may wish to consider in connection with their voting decision.
Our compensation program places a strong emphasis on performance-based variable pay and equity performance to ensure a high pay for performance culture. Our compensation program is a pay for performance model and a significant majority (approximately 70% to 90% based on target level compensation) of each NEO’s compensation package consists of short-term and long-term awards that pay out only upon the achievement of specific financial targets and equity awards that are linked to increases in stock price and stockholder value over time.
Our performance targets are meaningful and are designed to encourage our executives to perform at high levels. Typically, to pay out bonuses at the target level, we must achieve earnings per share that falls within the earnings per share guidance range that management provides to the financial market at the beginning of each fiscal year and business unit executives must achieve earnings goals for their respective business units. In both cases, these goals are based on the annual budget reviewed and approved by the Board of Directors.
Our compensation program reflects sound pay practices. In addition to the practices described above, our compensation program reflects the following:
*
We do not provide our NEOs with any guarantees as to salary increases, bonuses, incentive plan awards or equity compensation;

*
Our perquisites are very modest and do not include tax reimbursements or “gross-ups” for severance payments; and

*
We have adopted stock ownership guidelines (including holding requirements until ownership levels are achieved) for our NEOs that are intended to align their long-term interests with those of our stockholders and to encourage a long-term focus in managing our Company.

Our total compensation packages are comparable to our peers. We compare the total compensation that each NEO can earn to the most comparable executives at the companies in our peer group when establishing compensation packages each year and then compare amounts paid or expected to be paid at the end of the year. However, consistent with our emphasis on pay for performance, the compensation package for our Chief Executive Officer is more heavily weighted on long-term and performance-based elements and is consistent with peers with respect to the other NEOs.
Our compensation program works as intended. We believe that the information disclosed in this Proxy Statement, in particular the Compensation Discussion and Analysis and Executive Compensation sections, demonstrates that our executive compensation program is well-designed, is working as intended, emphasizes pay for performance without encouraging undue risk to us, incorporates sound corporate governance practices and foregoes elements that are considered poor pay practices.
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are submitting for stockholder consideration the following resolution to approve, in a non-binding advisory vote, the compensation of our NEOs:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion is hereby APPROVED.
The Board of Directors recommends a vote FOR approval of the compensation paid to our Named Executive Officers. Proxies received in response to this solicitation will be voted FOR this proposal unless otherwise specified in a proxy.
We submit this proposal to stockholders annually, on the same basis.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are submitting for stockholder consideration a resolution to determine, in a non-binding advisory vote, whether a vote to approve the compensation paid to our Named Executive Officers should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board of Directors intends to carefully consider the results of this vote.
After careful consideration of this proposal, the Compensation Committee has recommended to the Board of Directors that an advisory vote on executive compensation that occurs every year is the most appropriate policy for us at this time. Therefore, the Board recommends that you vote for future advisory votes on executive compensation to occur annually.
In formulating its recommendation, the Compensation Committee recognized that our executive compensation programs are designed to promote a long-term connection between pay and performance and include multi-year performance cycles and stock awards that vest over several years. However, because executive compensation decisions and disclosures are made every year, the Compensation Committee decided that an annual advisory vote on executive compensation will allow stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in each annual proxy statement.
The Board of Directors recommends an ANNUAL vote with respect to the frequency of future stockholder advisory votes on executive compensation. Proxies received in response to this solicitation will be voted for the ONE YEAR option of this proposal unless otherwise specified in a proxy.

RATIFICATION OF THE APPOINTMENT OF AUDITOR
The Board of Directors considers it desirable for our stockholders to pass upon the selection of the independent auditor, although stockholder ratification of the Audit & Risk Management Committee’s selection is not required. If the stockholders disapprove of the selection, the Board will request the Committee to reconsider the selection for the fiscal year ending February 3, 2019, as it would be impracticable to replace our auditors so late into our current fiscal year.
The Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor pursuant to its charter. In connection therewith, the Committee Chairman is actively involved and consults with the other members of the Committee regarding the appointment of Ernst & Young LLP’s lead engagement partner.
The Committee has selected Ernst & Young LLP, independent auditors, as our auditors for the fiscal year ending February 4, 2018. Ernst & Young LLP has served as our auditors since its formation in 1989, and a predecessor company served as our auditor prior to that. The Committee and the Board believe the continued retention of Ernst & Young LLP to serve as our auditors is in our best interest and the best interests of our stockholders.
It is expected that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.
The Board of Directors recommends a vote FOR the ratification of the appointment of the auditors. Proxies received in response to this solicitation will be voted FOR the ratification of the appointment of the auditors unless otherwise specified in a proxy.
Fees Paid to Auditors
The following table sets forth the aggregate fees billed by Ernst & Young LLP, the member firms of Ernst & Young LLP, and their respective affiliates for professional services rendered to us for the audit of our annual financial statements for the fiscal years ended January 29, 2017 and January 31, 2016, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered on our behalf during those fiscal years. All of such fees were pre-approved by the Audit & Risk Management Committee.
	2016	2015
Audit Fees1	$5,944,000	$5,710,000
Audit-Related Fees2	$72,400	$33,000
Tax Fees3	$1,903,000	$2,711,000
All Other Fees4	$121,300	$13,000

1
Consists of fees for professional services performed for the audit of our annual financial statements, the audit of internal control over financial reporting in conjunction with the audit of our annual consolidated financial statements and reviews of financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include services that are normally provided in connection with statutory filing requirements.

2
Includes fees that are related to accounting consultations concerning financial accounting and reporting standards and certain attestation services related to financial reporting.

3
Includes fees for services to assist us in the preparation of our tax returns and for the provision of tax advice. Such fees include tax compliance fees of  $555,000 in 2016 and $626,000 in 2015.

4
Includes fees for assessment of technology risk in 2016 and for an e-commerce study in 2015.

The Audit & Risk Management Committee’s charter requires it to pre-approve at its meetings all audit and non-audit services provided by our outside auditors. The charter permits the Committee to delegate to any one or more of its members the authority to grant such pre-approvals. Any such delegation of authority may be subject to any rules or limitations that the members deem appropriate. The decision to pre-approve any services made by any member to whom authority has been so delegated must be presented to the full Committee at its next meeting.
SUBMISSION OF STOCKHOLDER PROPOSALS
Any proposal of an eligible stockholder intended to be presented at the 2018 Annual Meeting of Stockholders must be received by us for inclusion in our Proxy Statement and form of proxy relating to that meeting on or before January 6, 2018. The proxy or proxies designated by the Board of Directors will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2018 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us on or before March 21, 2018 and certain other conditions of the applicable rules of the SEC are satisfied. Stockholder proposals should be directed to the Secretary of the Company at the address set forth below.

MISCELLANEOUS
The Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.
We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material that may be sent to stockholders in connection herewith. Solicitation may be made by mail, telephone, telegraph or personal interview. We may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy materials to their principals. In addition, Georgeson Inc., which is retained by us on an annual basis, will aid in the solicitation of proxies for a fee of  $7,500 plus expenses.
Copies of our Annual Report on Form 10-K for our fiscal year ended January 29, 2017, excluding the exhibits thereto but including certain additional information, are being mailed to our stockholders together with this Proxy Statement. The Annual Report on Form 10-K, together with such additional information, comprise our Annual Report to Stockholders. If you want to save us the cost of mailing more than one annual report to the same address, please send your written request to the Secretary of the Company at the address in the paragraph below to discontinue mailing a duplicate copy to the account or accounts selected by you. In addition, you can help us save future printing and mailing costs and reduce the environmental impact of printing and mailing communications by agreeing to electronic delivery of future Annual Reports to Stockholders, proxy statements and other proxy materials by enrolling at www.ematerials.com/pvh or as offered by your bank or broker.
Stockholders and other interested parties may send communications to the Board of Directors (or specified group of individual directors, such as the non-management directors and the presiding director). Any such communication should be addressed to the Board (or individual director) in care of the Secretary of PVH Corp., 200 Madison Avenue, New York, New York, 10016-3903.
By order of the Board of Directors,
Mark D. Fischer
Secretary
New York, New York
May 5, 2017

EXHIBIT A
GAAP to Non-GAAP Reconciliations
(Dollars and Shares in Millions, Except Per Share Data)
	2016
	GAAP	Adjustments1	Non-GAAP	Foreign Exchange Impact	Constant Currency
Revenue — Consolidated	$8,203			$(100)	$8,303
Calvin Klein	3,135			(53)	3,188
Tommy Hilfiger	3,511			(43)	3,554
Heritage Brands	1,557			(4)	1,561
Earnings Before Interest and Taxes — Consolidated	$789	$(5)	$794	$(145)	$939
Net Income per Common Share Calculation
Net Income (Loss) Attributable to PVH Corp.	$549	$(1)	$550
Total Shares for Diluted Net Income per Common Share	81		81
Diluted Net Income per Common Share Attributable to PVH Corp.	$6.79		$6.80	$(1.65)	$8.45
Net Income per Common Share Reconciliation — 2016 Initial Guidance
Diluted Net Income per Common Share Attributable to PVH Corp.	$6.05 – $6.25	$(0.25)	$6.30 – $6.50
	2015
	GAAP	Adjustments2	Non-GAAP
Revenue — Consolidated	$8,020
Calvin Klein	2,923
Tommy Hilfiger	3,369
Heritage Brands	1,728
Earnings Before Interest and Taxes — Consolidated	$761	$(81)	$842
Net Income per Common Share Calculation
Net Income (Loss) Attributable to PVH Corp.	$572	$(14)	$586
Total Shares for Diluted Net Income per Common Share	83		83
Diluted Net Income per Common Share Attributable to PVH Corp.	$6.89		$7.05
	2014
	GAAP	Adjustments3	Non-GAAP
Earnings Before Interest and Taxes — Consolidated	$530	$(391)	$921
Net Income per Common Share Calculation
Net Income (Loss) Attributable to PVH Corp.	$439	$(169)	$608
Total Shares for Diluted Net Income per Common Share	83		83
Diluted Net Income per Common Share Attributable to PVH Corp.	$5.27		$7.30

1
Adjustments for 2016 represent the elimination of  (i) the costs incurred in connection with our integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business; (iii) the costs incurred in connection with the licensing to G-III Apparel Group, Ltd. of the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada (the “G-III license”), which resulted in the discontinuation of our directly operated Tommy Hilfiger North America womenswear wholesale business in 2016; (iv) the costs incurred in connection with the restructuring associated with the new global creative strategy for CALVIN KLEIN; (v) the noncash gain recorded to write-up our equity investment in TH Asia, Ltd. (“TH China”), our former joint venture for Tommy Hilfiger in China, to fair value in connection with the acquisition of the 55% interest that we did not already own (the “TH China acquisition”); (vi) the one-time costs recorded on our equity investment in TH China prior to the TH China acquisition closing; (vii) the costs incurred in connection with the TH China acquisition, primarily consisting of noncash valuation adjustments and amortization of short-lived assets; (viii) the costs incurred in connection with the amendment of our credit facility; (ix) the noncash costs recorded in connection with the deconsolidation of our subsidiary that principally operated and managed our Calvin Klein business in Mexico (“the Mexico deconsolidation”) in connection with the formation of a joint venture in Mexico (“PVH Mexico”) to operate that and other businesses; (x) the gain recorded in connection with a payment made to us to exit a Tommy Hilfiger flagship store in Europe; (xi) the costs incurred in connection with the early termination of the license agreement for the Tommy Hilfiger men’s tailored clothing business in North America (the “TH men’s tailored license termination”) in order to consolidate under a different licensee the men’s tailored businesses for all brands in North America; (xii) the recognized actuarial gain on retirement plans; (xiii) the tax effects associated with the foregoing pre-tax items; and (xiv) the tax benefits associated with discrete items related to the resolution of uncertain tax positions.

2
Adjustments for 2015 represent the elimination of  (i) the costs incurred in connection with our integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the operation of and exit from the Izod retail business; (iii) the costs incurred principally in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business; (iv) the costs incurred in connection with the G-III license; (v) the gain recorded on our equity investment in the parent company of the Karl Lagerfeld brand (“Karl Lagerfeld”); (vi) the recognized actuarial gain on retirement plans; (vii) the tax effects associated with the foregoing pre-tax items; and (viii) the tax benefits associated with discrete items related to the resolution of uncertain tax positions and the impact of tax law and tax rate changes on deferred taxes.

3
Adjustments for 2014 represent the elimination of  (i) the costs incurred in connection with our integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with our exit from the Izod retail business, including noncash impairment charges; (iii) the costs incurred in connection with our exit from a discontinued product line in the Tommy Hilfiger Japan business; (iv) the impairment of certain Tommy Hilfiger stores in North America; (v) the costs incurred related to the sale of our G.H. Bass & Co. (“Bass”) business; (vi) the costs incurred in connection with the amendment and restatement of our credit facility and the related redemption of our 7 3/8% senior notes due 2020; (vii) the net gain on the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand and the previously consolidated Calvin Klein joint venture in India; (viii) the recognized actuarial loss on retirement plans; (ix) the tax effects associated with the foregoing pre-tax items; and (x) the tax benefits associated with discrete items primarily related to the resolution of uncertain tax positions and various Warnaco integration activities.

Reconciliations of GAAP Earnings Before Interest and Taxes to Non-GAAP Earnings Before Interest and Taxes
(Dollars in Millions)
	2016	2015	2014
Earnings before interest and taxes	$789	$761	$530
% change over prior year	4%	44%
Items excluded:
Gross profit charges associated with the TH China acquisition (short-lived noncash inventory valuation adjustments)	7
Gross profit associated with the operation of and exit from the Izod retail business		(28)
Gross profit charges associated with the integration of Warnaco and related restructuring			5
Gross profit charges principally associated with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business		9
Gross profit charges associated with the exit from a discontinued product line in the Tommy Hilfiger Japan business			2
Actuarial (gain) loss on retirement plans (recorded in selling, general and administrative expenses (“SG&A”))	(39)	(20)	139
SG&A expenses associated with integration of Warnaco and related restructuring	10	73	135
SG&A expenses associated with the operation of and exit from the Izod retail business (including noncash impairment charges of $18 in 2014)		39	21
SG&A expenses associated with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business	3	8
SG&A expenses associated with the G-III license	4	3
SG&A expenses associated with the new global creative strategy for CALVIN KLEIN and related restructuring	6
SG&A expenses associated with the TH China acquisition (primarily consisting of noncash amortization of short-lived assets)	70
Gain recorded in connection with a payment made to the Company to exit a Tommy Hilfiger flagship store in Europe (recorded in SG&A)	(18)
SG&A expenses associated with the TH men’s tailored license termination	11
SG&A expenses associated with the exit from a discontinued product line in the Tommy Hilfiger Japan business			1
Impairment of certain Tommy Hilfiger North America stores (recorded in SG&A)			2
Costs associated with the sale of Bass (recorded in SG&A)			1
Net gain on deconsolidation of subsidiaries and consolidated joint venture (recorded in SG&A)			(8)
Gain to write-up the Company’s equity investment in TH China to fair value (recorded in other noncash gain, net)	(153)
Loss recorded in connection with the Mexico deconsolidation (recorded in other noncash gain, net)	82
Noncash amortization of short-lived assets recorded on the Company’s equity investment in PVH Mexico (recorded in equity in net income of unconsolidated affiliates)	2
One-time expenses recorded on the Company’s equity investment in TH China (recorded in equity in net income of unconsolidated affiliates)	6
Gain recorded on the equity investment in Karl Lagerfeld (recorded in equity in net income of unconsolidated affiliates)		(2)
Debt modification and extinguishment costs	16		93
Non-GAAP earnings before interest and taxes	$794	$842	$921
% change over prior year	-6%	-9%

WE ARE PVH

PVH Corp.
200 Madison Avenue
New York, NY 10016

(Continued, and to be dated and signed on the other side.) PVH CORP. ANNUAL MEETING OF STOCKHOLDERS June 15, 2017 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 15, 2017. The proxy statement and annual report to stockholders are available to view online at www.pvhannualmeetingmaterials.com. “Green” Initiative If you would like to access the proxy information electronically in the future rather than receive paper copies in the mail, please visit www.ematerials.com/pvh and follow the instructions. PVH CORP. 200 Madison Avenue New York, New York 10016-3903 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS EMANUEL CHIRICO and MARK D. FISCHER, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PVH CORP. held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 15, 2017, and any adjournments thereof, on the matters printed on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted: FOR the election of all of the nominees for director. FOR the approval of the advisory resolution on executive compensation. “1 YEAR” on the proposal regarding the frequency of future advisory votes on executive compensation. FOR the ratification of auditors. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE www.proxypush.com/pvh Use the Internet to vote your proxy until 12:00 p.m. (CT) on June 14, 2017. PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on June 14, 2017. MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD The Board recommends a vote FOR all of the nominees in proposal 1 and FOR proposals 2 and 4 and 1 YEAR for proposal 3. 1. Election of the nominees for director listed below: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1(a) MARY BAGLIVO 1(g) G. PENNY McINTYRE 1(b) BRENT CALLINICOS 1(h) AMY McPHERSON 1(c) EMANUEL CHIRICO 1(i) HENRY NASELLA 1(d) JUAN R. FIGUEREO 1(j) EDWARD R. ROSENFELD 1(e) JOSEPH B. FULLER 1(k) CRAIG RYDIN 1(f) V. JAMES MARINO 1(l) JUDITH AMANDA SOURRY KNOX 2. Approval of the advisory resolution on executive compensation FOR AGAINST ABSTAIN 3. Advisory vote with respect to the frequency of future advisory votes on executive compensation. 1 YEAR 2 YEARS 3 YEARS ABSTAIN 4. Ratification of auditors FOR AGAINST ABSTAIN 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date ________________________________________________________, 2017 Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.